EXECUTION COPY






                                    CARCORP, INC.,


                            COLLINS & AIKMAN PRODUCTS CO.,
                                 as Master Servicer,


                                  SOCIETE GENERALE,
                                       as Agent

                                         and

                                    CHEMICAL BANK,
                                      as Trustee




                               SERIES 1995-2 SUPPLEMENT

                              Dated as of March 30, 1995

                                          to

                                  POOLING AGREEMENT

                              Dated as of March 30, 1995





                                   C&A MASTER TRUST

                                  TABLE OF CONTENTS


                                                                       Page

                                      ARTICLE I

                                     DEFINITIONS  . . . . . . . . . . .   1
               SECTION 1.1.  Definitions  . . . . . . . . . . . . . . .   1


                                      ARTICLE II

                   DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                               OF THE VFC CERTIFICATES  . . . . . . . .  17
               SECTION 2.1.  Designation  . . . . . . . . . . . . . . .  17
               SECTION 2.2.  The Series 2 Certificates  . . . . . . . .  17
               SECTION 2.3.  Purchases of Interests in the VFC
                               Certificates . . . . . . . . . . . . . .  18
               SECTION 2.4.  Delivery . . . . . . . . . . . . . . . . .  18
               SECTION 2.5.  Procedure for Initial Issuance and for
                               Increasing the VFC Invested Amount . . .  19
               SECTION 2.6.  Procedure for Decreasing the VFC
                               Invested Amount  . . . . . . . . . . . .  20
               SECTION 2.7.  Reductions of the Commitments  . . . . . .  21
               SECTION 2.8.  Interest; Commitment Fee . . . . . . . . .  22
               SECTION 2.9.  Purchase of VFC Certificateholders'
                               Interest in the VFC Certificates . . . .  22
               SECTION 2.10.  Indemnification by Company and the
                                 Master Servicer  . . . . . . . . . . .  23


                                     ARTICLE III

                             ARTICLE III OF THE AGREEMENT . . . . . . .  25
               SECTION 3A.2.  Establishment of Trust Accounts . . . . .  25
               SECTION 3A.3.  Daily Allocations.  . . . . . . . . . . .  27
               SECTION 3A.4.  Determination of Interest . . . . . . . .  29
               SECTION 3A.5.  Determination of Series 2 Monthly
                                 Principal Payment During a
                                 VFC Amortization Period  . . . . . . .  31
               SECTION 3A.6.  Applications  . . . . . . . . . . . . . .  31

                                      ARTICLE IV

                              DISTRIBUTIONS AND REPORTS . . . . . . . .  33
               SECTION 4A.1.  Distributions . . . . . . . . . . . . . .  33
               SECTION 4A.2.  Daily Reports . . . . . . . . . . . . . .  33
               SECTION 4A.3.  Statements and Notices  . . . . . . . . .  33

                                                                       Page


                                      ARTICLE V

                         ADDITIONAL EARLY AMORTIZATION EVENTS . . . . .  34
               SECTION 5.1.  Additional Early Amortization Events . . .  34


                                      ARTICLE VI

                                    SERVICING FEE . . . . . . . . . . .  37
               SECTION 6.1.  Servicing Compensation . . . . . . . . . .  37


                                     ARTICLE VII

                               CHANGE IN CIRCUMSTANCES  . . . . . . . .  38
               SECTION 7.1.  Illegality . . . . . . . . . . . . . . . .  38
               SECTION 7.2.  Requirements of Law  . . . . . . . . . . .  38
               SECTION 7.3.  Taxes  . . . . . . . . . . . . . . . . . .  40
               SECTION 7.4.  Indemnity  . . . . . . . . . . . . . . . .  42
               SECTION 7.5.  Limitation . . . . . . . . . . . . . . . .  43


                                     ARTICLE VIII

                      COVENANTS, REPRESENTATIONS AND WARRANTIES . . . .  43
               SECTION 8.1.  Representations and Warranties of the
                               Company and the Master Servicer  . . . .  43
               SECTION 8.2.  Covenants of the Company . . . . . . . . .  43
               SECTION 8.3.  Covenants of the Master Servicer . . . . .  44
               SECTION 8.4.  Obligations Unaffected . . . . . . . . . .  45
               SECTION 8.5.  Representations and Warranties of the
                               Initial Purchasers . . . . . . . . . . .  45


                                      ARTICLE IX

                                 CONDITIONS PRECEDENT . . . . . . . . .  46
               SECTION 9.1.  Conditions Precedent to Effectiveness
                               of Supplement  . . . . . . . . . . . . .  46


                                      ARTICLE X

                                      THE AGENT . . . . . . . . . . . .  49
               SECTION 10.1.  Appointment, Rights and Duties of
                                 the Agent  . . . . . . . . . . . . . .  49
               SECTION 10.2.  Consultation with Experts . . . . . . . .  50
               SECTION 10.3.  Liability of the Agent  . . . . . . . . .  50
               SECTION 10.4.  Indemnification . . . . . . . . . . . . .  50
               SECTION 10.5.  Credit Decision . . . . . . . . . . . . .  50

                                                                       Page


               SECTION 10.6.  Reliance by the Agent . . . . . . . . . .  51
               SECTION 10.7.  Notice of Servicer Default or Early
                                 Amortization Event . . . . . . . . . .  51
               SECTION 10.8.  The Agent in its Individual
                                Capacity  . . . . . . . . . . . . . . .  52
               SECTION 10.9.  Successor Agent . . . . . . . . . . . . .  52


                                      ARTICLE XI

                                    MISCELLANEOUS . . . . . . . . . . .  53
               SECTION 11.1.   Ratification of Agreement  . . . . . . .  53
               SECTION 11.2.   Governing Law  . . . . . . . . . . . . .  53
               SECTION 11.3.   Further Assurances . . . . . . . . . . .  53
               SECTION 11.4.   Payments . . . . . . . . . . . . . . . .  53
               SECTION 11.5.   Costs and Expenses . . . . . . . . . . .  53
               SECTION 11.6.   No Waiver; Cumulative Remedies . . . . .  54
               SECTION 11.7.   Amendments . . . . . . . . . . . . . . .  54
               SECTION 11.8.   Severability . . . . . . . . . . . . . .  55
               SECTION 11.9.   Notices  . . . . . . . . . . . . . . . .  55
               SECTION 11.10.  Successors and Assigns . . . . . . . . .  55
               SECTION 11.11.  Counterparts; Effectiveness  . . . . . .  58
               SECTION 11.12.  Adjustments; Set-off . . . . . . . . . .  58
               SECTION 11.13.  Repurchase by Master Servicer  . . . . .  59
               SECTION 11.14.  Repurchase by Company  . . . . . . . . .  59
               SECTION 11.15.  Limitation of Liability  . . . . . . . .  59
               SECTION 11.16.  Limitation of Payments By Company  . . .  60
               SECTION 11.17.  Certain Payments . . . . . . . . . . . .  60
               SECTION 11.18.  No Bankruptcy Petition . . . . . . . . .  61


                                     ARTICLE XII

                                 FINAL DISTRIBUTIONS  . . . . . . . . .  61
               SECTION 12.1.  Certain Distributions . . . . . . . . . .  61

          EXHIBITS

               Exhibit A         Form of VFC Certificate, Series 1995-2
               Exhibit B         Form of Subordinated Company Certificate,
                                 Series 1995-2
               Exhibit C         [Reserved]
               Exhibit D         Form of Commitment Transfer Supplement
               Exhibit E         Form of Daily Report
               Exhibit F         Form of Monthly Settlement Statement
               Exhibit G         Form of Notice of Increase


          SCHEDULES

               Schedule 1      Commitments
               Schedule 2      Trust Accounts

                    SERIES 1995-2 SUPPLEMENT, dated as of March 30, 1995 (this "Supplement"), among Carcorp, Inc., a Delaware corporation (the "Company"), Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), as master servicer (the "Master Servicer"), the several banks parties to this Supplement as of the Issuance Date (collectively, the "Initial Purchasers" and, individually, an "Initial Purchaser"), the other financial institutions from time to time parties hereto as purchasers pursuant to Section 11.10, Societe Generale, a banking corporation organized under the laws of France acting through its Southwest Agency, as agent (the "Agent") for the Purchasers (as hereinafter defined) and as an Initial Purchaser, and Chemical Bank, a New York banking corporation, in its capacity as Trustee (the "Trustee") under the Agreement (as hereinafter defined).


                                W I T N E S S E T H :

                    WHEREAS, the Company, the Master Servicer and the Trustee entered into a Pooling Agreement, dated as of March 30, 1995 (the "Agreement");

                    WHEREAS, the Agreement provides, among other things, that the Company, the Master Servicer and the Trustee may at any time and from time to time enter into supplements to the Agreement for the purpose of authorizing the issuance on behalf of the Trust by the Company for execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates; and

                    WHEREAS, the Company, the Master Servicer, the Trustee and the Initial Purchasers wish to supplement the Agreement as hereinafter set forth;

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    SECTION 1.1. Definitions. (a) The following words and phrases shall have the following meanings with respect to Series 2 and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                    "Accrued Expense Amount" shall mean, for each Business
               Day during an Accrual Period, the sum, without duplication, of (i) the Daily Interest Deposit for such Business Day,
               (ii) one-tenth of the Commitment Fee (up to the amount thereof due and payable on the succeeding Distribution Date and zero on each Business Day thereafter until the succeeding Distribution Date) payable to the VFC Certificateholders on the next succeeding Distribution Date,
               (iii) one-tenth of the Series 2 Certificates pro rata portion of the Servicing Fee (up to the Series 2 Certificates' pro rata portion of the amount thereof due and payable on such succeeding Distribution Date and zero on each Business Day thereafter until the succeeding Distribution Date) and (iv) all Program Costs which have accrued since such preceding Business Day. For purposes of clause (iii) above, the Servicing Fee shall be allocated among each Outstanding Series pro rata based upon the proportion that the Invested Amount for each such Series (or, with respect to Series 2, the Aggregate Commitment Amount) bears to the sum of (i) the Invested Amounts for all Outstanding Series (other than Series 2) and (ii) the Aggregate Commitment Amount.

                    "Acquiring Purchaser" shall have the meaning assigned
               in subsection 11.10(c).

                    "Additional Interest" shall have the meaning assigned
               in subsection 3A.4(b).

                    "Additional Series 2 Receivables" shall mean those
               Receivables, if any, originated by a Seller added to
               Schedule 1 to the Receivables Sale Agreement after the Issuance Date, which Seller's Receivables, as evidenced by an amendment to this Supplement and consented to by each Purchaser (in its sole and absolute discretion), shall be designated as Additional Series 2 Receivables.

                    "Agent" shall have the meaning specified in the
               recitals hereto.

                    "Aggregate Commitment Amount" shall mean, with respect
               to any Business Day, the aggregate amount of the Commitments of all Purchasers on such date, as reduced from time to time pursuant to Section 2.6.

                    "Aggregate Series 1 Receivables Amount" shall mean, of
               any day, the aggregate Principal Amount of Eligible Receivables minus (i) the Principal Amount of Excess Primary Auto Receivables, (ii) the Overconcentration Amounts with respect to Receivables of other Eligible Obligors and
               (iii) the Principal Amount of any Additional Series 2
               Receivables.

                    "Aggregate Series 2 Primary Auto Receivables Amount"
               shall mean, on any day, the sum of (A) the Principal Amount of the Excess Primary Auto Receivables and (B) the lesser of
               (i) the excess, if any, of the Aggregate Series 1 Receivables Amount over the Series 1 Target Receivables Amount and (ii) the aggregate Principal Amount of Eligible Primary Auto Receivables (other than Excess Primary Auto Receivables).

                    "Aggregate Series 2 Receivables Amount" shall mean, on
               any day, the sum of the Aggregate Series 2 Primary Auto Receivables Amount and the aggregate Principal Amount of any Additional Series 2 Receivables; provided, however, that the Aggregate Series 2 Receivables Amount shall not include (i) the excess, if any, of (a) the aggregate Principal Amount of all Primary Auto Receivables payable in Canadian Dollars over (b) 25% of the aggregate Principal Amount of all Eligible Primary Auto Receivables in the Trust at the end of the Business Day immediately preceding such date and (ii) if the senior unsecured credit rating of a Primary Auto Obligor (or, if such Primary Auto Obligor is a Subsidiary, its parent) shall be reduced below BBB- by S&P, or Baa3 by Moody's Investors Service, Inc., the Principal Amount of Receivables of such Primary Auto Obligor.

                    "Aggregate Series 2 Receivables Amount Deficiency"
               shall be deemed to occur on any Business Day when, if after giving effect to all allocations and distributions to be made on such day (based upon the VFC Percentage as calculated for such day) the VFC Target Receivables Amount would exceed the Aggregate Series 2 Receivables Amount.

                    "Aggregate VFC Invested Amount" shall mean, as of any
               date of determination, the sum of the VFC Invested Amounts of all Purchasers on such date.

                    "Agreement" shall mean the Pooling Agreement, dated as
               of March 30, 1995, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

                    "Alternate Base Rate" shall mean, for any day, a rate
               per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                    "Applicable Margin" shall mean, at any date of
               determination, for each Eurodollar Tranche 0.40%, and for the Floating Tranche 0.0%; provided, however, if the senior unsecured credit rating of a Primary Auto Obligor (or, if such Primary Auto Obligor is a Subsidiary, its parent) shall be reduced below BBB by S&P, or Baa2 by Moody's Investors Service, Inc., the Applicable Margin for each Eurodollar Tranche and each Floating Tranche shall increase by 0.10% per annum commencing with the date the Master Servicer receives notice that such rating has been reduced and continuing until the date the Master Servicer receives notice that such rating has been upgraded to at least BBB or Baa2, as the case may be, or such other date as the Trust no longer owns Receivables of such Primary Auto Obligor.

                    "Article VII Costs" shall mean any amounts due pursuant
               to Article VII.

                    "Assessment Rate" shall mean, for any date, the annual
               rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in U.S. Dollars at the Agent's domestic offices.

                    "Available Commitment" shall mean, with respect to any
               Business Day, the (i) Aggregate Commitment Amount on such Business Day minus (ii) the Aggregate VFC Invested Amount.

                    "Available Pricing Amount" shall mean, on any Business
               Day, the sum of (i) the Unallocated Balance plus (ii) the Increase, if any, on such date.

                    "Benefitted Purchaser" shall have the meaning assigned
               in Section 11.12.

                    "Board" shall mean the Board of Governors of the
               Federal Reserve System or any successor thereto.

                    "Certificate Rate" shall mean on any date of
               determination, the average, weighted based on the respective amounts of the Floating Tranche and each Eurodollar Tranche, of the Alternate Base Rate in effect on such day and the Eurodollar Rates in effect on such day plus, in each case, the Applicable Margin; provided, however, during the continuation of an Early Amortization Event, the "Certificate Rate" shall be equal to the greater of (i) such average or (ii) the Alternate Base Rate plus 2.0%.

                    "Commitment" shall mean, as to any Purchaser, its
               obligation to maintain and, subject to certain conditions, increase, its VFC Invested Amount, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Purchaser's name on Schedule 1 under the caption "Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all Purchasers, the "Commitments".

                    "Commitment Fee" shall have the meaning assigned in
               subsection 2.8(b).

                    "Commitment Percentage" shall mean, as to any Purchaser
               and as of any date, the percentage equivalent of a fraction, the numerator of which is such Purchaser's Commitment as set forth on Schedule 1 and the denominator of which is the Aggregate Commitment Amount as of such date.

                    "Commitment Period" shall mean the period commencing on
               the Issuance Date and terminating on the date which is the earlier of (i) the Commitment Termination Date and (ii) the date on which an VFC Amortization Period commences.

                    "Commitment Reduction" shall have the meaning assigned
               in subsection 2.7(a).

                    "Commitment Termination Date" shall mean the last day
               of the December 1999 Settlement Period.

                    "Commitment Transfer Supplement" shall have the meaning
               assigned in subsection 11.10(c).

                    "Daily Interest Deposit" shall mean, for any Business
               Day, an amount equal to (i) the amount of accrued and unpaid Daily Interest Expense in respect of such day plus (ii) the aggregate amount of all previously accrued and unpaid Daily Interest Expense plus (iii) the aggregate amount of all accrued and unpaid Additional Interest.

                    "Daily Interest Expense" for any day in any Accrual
               Period, shall mean the sum of (A) the product of (i) the Aggregate VFC Invested Amount allocable to the Floating Tranche on such day divided by 365 and (ii) the Alternate Base Rate plus the Applicable Margin in effect on such day, and (B) the product of (i) the Aggregate VFC Invested Amount allocable to Eurodollar Tranches on such day divided by 360 and (ii) the weighted average Eurodollar Rate plus the Applicable Margin in effect with respect thereto; provided, however, that for any such day during the continuation of an Early Amortization Event, the "Daily Interest Expense" for such day shall be equal to the greater of (i) the sum of the amounts calculated pursuant to clauses (A) and (B) above and
               (ii) the product of (x) the Aggregate VFC Invested Amount on such day divided by 365 and (y) the Alternate Base Rate in effect on such day plus 2.0%.

                    "Daily Report" shall mean a report prepared by the
               Master Servicer on each Business Day for the period specified therein, in substantially the form of Exhibit E or in such other form as may be approved by the Agent and the Master Servicer.

                    "Days Sales Outstanding" shall mean, as of any
               Settlement Report Date and continuing until the next Settlement Report Date, the number of days equal to the product of (a) 91 and (b) the amount obtained by dividing
               (i) the difference between (A) the aggregate Principal Amount of the Primary Auto Receivables and Additional Series 2 Receivables and (B) the aggregate bad debt reserve of the Sellers, in each case as at the last day of the Settlement Period immediately preceding such earlier Settlement Report Date, by (ii) aggregate Principal Amount of Primary Auto Receivables and Additional Series 2 Receivables generated by the Sellers for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

                    "Decrease" shall have the meaning assigned in
               Section 2.6.

                    "Dilution Ratio" shall mean, as of the last day of each
               Settlement Period, the ratio (expressed as a percentage) equal to the aggregate amount of Dilution Adjustments made with respect to the Primary Auto Receivables and Additional Series 2 Receivables during such Settlement Period divided by the aggregate Principal Amount of the Primary Auto Receivables and Additional Series 2 Receivables which were originated by the Sellers during such Settlement Period.

                    "Dilution Reserve Multiple" shall mean 1.50.

                    "Dilution Reserve Ratio" shall mean, as of any
               Settlement Report Date and continuing until the next Settlement Report Date, an amount (expressed as a percentage) which is calculated as follows:

                    DRR = c*d*e

                    Where:

                    DRR =     Dilution Reserve Ratio;

                    c   =     the Dilution Reserve Multiple;

                    d   =     the greater of (i) the average of the
                              Dilution Ratio during the period of twelve consecutive Settlement Periods ending prior to such Settlement Report Date and (ii) the average of the Dilution Ratio during the period of three consecutive Settlement
                              Periods ending prior to such Settlement
                              Report Date; and

                    e   =     the quotient of (i) the aggregate Principal
                              Amount of Primary Auto Receivables and
                              Additional Series 2 Receivables which were originated by the Sellers during the two
                              Settlement Periods immediately preceding such earlier Settlement Report Date and (ii) the difference between (A) the aggregate outstanding Principal Amount of the outstanding Primary Auto Receivables and
                              Additional Series 2 Receivables and (B) the aggregate outstanding Principal Amount of all Primary Auto Receivables and Additional
                              Series 2 Receivables which are Delinquent
                              Receivables and Defaulted Receivables, in each case, as of the last day of the Settlement Period immediately preceding such earlier Settlement Report Date.

                    "Discount Rate" shall mean, as of any date of
               determination, the sum of (a) the weighted average interest rate in effect with respect to the VFC Certificates as of the end of the Settlement Period immediately preceding the most recent Settlement Report Date and (b) an amount equal to (i) the aggregate amount of fees (other than the Servicing Fee) accrued with respect to the VFC Certificates during the Settlement Period immediately preceding the most recent Settlement Report Date divided by (ii) the average daily VFC Invested Amount during such Settlement Period.

                    "Early Amortization Event" shall have the meaning
               assigned in Section 5.1 of this Supplement and Section 7.1 of the Agreement.

                    "Effective Date" shall have the meaning assigned in
               Section 9.1.

                    "Eurodollar Base Rate" shall mean, with respect to each
               day during each Eurodollar Period pertaining to a Eurodollar
               Tranche:

                         (a) if at least two offered rates for deposits in U.S. Dollars for a period comparable to the applicable Eurodollar Period appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Eurodollar Business Days prior to the first day of such Eurodollar Period, the arithmetic mean of all such offered rates; and

                         (b)  if fewer than two such offered rates so
                    appear on Telerate Page 3750, the rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) at which U.S. Dollar deposits approximately equal to the amount of such Eurodollar Tranche and for a period comparable to the applicable Eurodollar Period are offered to the Agent's office in which the relevant eurodollar operations are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York City time, on the day that is two Eurodollar Business Days prior to the first day of such Eurodollar Period.

                    "Eurodollar Business Day" shall mean a day that is both
               a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

                    "Eurodollar Period" shall mean, with respect to any
               Eurodollar Tranche:

                         (a)  initially, the period commencing on the
                    Issuance Date or conversion date, as the case may be, with respect to such Eurodollar Tranche and ending one, two or three months thereafter, as selected by the Company in its notice of Issuance Date or notice of conversion, as the case may be, given with respect thereto; and

                         (b) thereafter, each period commencing on the last day of the next preceding Eurodollar Period applicable to such Eurodollar Tranche and ending one, two or three months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Eurodollar Period with respect thereto;

               provided that, all of the foregoing provisions relating to Eurodollar Periods are subject to the following:

                         (1) if any Eurodollar Period would otherwise end on a day that is not a Eurodollar Business Day, such Eurodollar Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month in which event such Eurodollar Period shall end on the immediately preceding Eurodollar Business Day;

                         (2) any Eurodollar Period that would otherwise extend beyond the Scheduled Termination Date shall end on the Scheduled Termination Date; and

                         (3) any Eurodollar Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Eurodollar Business Day of a calendar month.

                    "Eurodollar Rate" shall mean, with respect to each day
               during each Eurodollar Period pertaining to a portion of the VFC Invested Amount allocated to a Eurodollar Tranche, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the product of (a) the Eurodollar Base Rate in effect for such Eurodollar Period and (b) Statutory Reserves.

                    "Eurodollar Tranche" shall mean a portion of the
               Aggregate VFC Invested Amount for which the Series 2 Monthly Interest is calculated by reference to a Eurodollar Rate determined by reference to a particular Eurodollar Period.

                    "Federal Funds Effective Rate" shall mean, for any day,
               the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                    "Floating Tranche" shall mean that portion of the
               Aggregate VFC Invested Amount not allocated to a Eurodollar Tranche for which the Series 2 Monthly Interest is calculated by reference to the Alternative Base Rate.

                    "Increase" shall have the meaning assigned in
               subsection 2.5(a).

                    "Increase Amount" shall have the meaning assigned in
               subsection 2.5(a).

                    "Increase Date" shall have the meaning assigned in
               subsection 2.5(a).

                    "Indemnified Amounts" shall have the meaning assigned
               in subsection 2.10(a).

                    "Indemnitee" shall have the meaning assigned in
               subsection 2.10(a).

                    "Initial Purchasers" shall have the meaning specified
               in the recitals hereto.

                    "Initial VFC Invested Amount" shall mean $12,000,000.

                    "Initial VFC Subordinated Certificate Amount" shall
               mean the VFC Subordinated Certificate Increase Amount in respect of the Issuance Date.

                    "Interest Shortfall" shall have the meaning assigned in
               subsection 3A.4(b).

                    "Invested Percentage" shall not be applicable to
               Series 2.

                    "Issuance Date" shall mean March 31, 1995.

                    "Majority Purchasers" shall mean, on any day,
               Purchasers having, in the aggregate, more than 50% of the Aggregate Commitment Amount.

                    "Maximum Commitment Amount" shall mean $75,000,000.

                    "Monthly Interest Payment" shall have the meaning
               assigned in subsection 3A.6(a).

                    "Monthly Settlement Statement" shall mean a report
               prepared by the Master Servicer with respect to each Distribution Date for the immediately preceding Settlement Period, in substantially the form of Exhibit F or in such other form as may be approved by the Agent and the Master Servicer.

                    "Non-Excluded Taxes" shall have the meaning assigned in
               subsection 7.3(a).

                    "Optional Repurchase Percentage" shall mean 10% of the
               Aggregate VFC Invested Amount on the close of business of the last day of the VFC Revolving Period.

                    "Participants" shall have the meaning assigned in
               subsection 11.10(b).

                    "PAR Pool I" shall mean the pool of Primary Auto
               Receivables constituting part of the Trust Assets on the Business Day preceding the occurrence of a Separate VFC Amortization Event.

                    "PAR Pool II" shall mean the pool of Primary Auto
               Receivables conveyed to the Trust after the occurrence of a Separate VFC Amortization Event.

                    "Prime Rate" shall mean the rate of interest per annum
               publicly announced (or, if not announced publicly, quoted internally) from time to time by the Agent as its prime rate in effect at its principal office in New York City for short-term commercial loans in U.S. Dollars to domestic corporate borrowers (each change in the Prime Rate to be effective on the date such change is publicly announced (or quoted internally) as being effective), which rate, it is hereby acknowledged, is not necessarily the Agent's lowest rate.

                    "Program Costs" shall mean, for any Business Day,
               (i) all expenses, indemnities and other amounts due and payable to the Purchasers and the Agent under the Agreement or this Supplement (including, without limitation, any Article VII Costs), plus (ii) the product of (a) the sum (x) of all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the issuance of the Series 2 Certificates) and any corporate income or franchise taxes due and payable by the Company, in each case on such Business Day and (y) all unpaid Trustee's expenses, and (b) a fraction, the numerator of which is the Aggregate Commitment Amount on such Business Day and the denominator of which is the sum of (i) the Invested Amounts on such Business Day of each Outstanding Series (other than Series 2) and (ii) the Aggregate Commitment Amount on such Business Day.

                    "Purchaser" shall mean each purchaser of a VFC
               Certificate, including each Initial Purchaser and each Acquiring Purchaser.

                    "Rating Agency" shall not be applicable to Series 2.

                    "Record Date" shall mean, for any Distribution Date or
               other date on which a distribution is to be made on a Series 2 Certificate, the Business Day immediately preceding such date.

                    "Register" shall mean a register maintained by the
               Agent for recording transfers of the VFC Certificates.

                    "Required Purchasers" shall mean, on any day,
               Purchasers having, in the aggregate, more than 50% of the Aggregate Commitment Amount.

                    "Scheduled Termination Date" shall mean the earlier of
               (a) the Commitment Termination Date and (b) the date on which the Commitments are terminated in whole pursuant to
               Section 2.7.

                    "Separate VFC Amortization Event" shall have the
               meaning assigned in Section 5.1.

                    "Series 1 Required Subordinated Amount" shall have the
               meaning set forth in Section 1.1 of the Series 1 Supplement.

                    "Series 1 Supplement" shall mean the Series 1995-1
               Supplement, dated as of March 30, 1995, among the Company, the Master Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

                    "Series 1 Target Receivables Amount" shall mean, on any
               date of determination, the sum of (i) the Term Certificate Adjusted Invested Amount on such day and (ii) the Series 1 Required Subordinated Amount on such day.

                    "Series 2" shall mean Series 1995-2, the Principal
               Terms of which are set forth in this Supplement.

                    "Series 2 Accrued Interest Sub-subaccount" shall have
               the meaning assigned in subsection 3A.2(a).

                    "Series 2 Allocated Receivables Amount" shall mean, on
               any date of determination, the lower of (i) the VFC Target Receivables Amount on such day and (ii) the Aggregate Series 2 Receivables Amount on such day.

                    "Series 2 Canada/Canadian Dollar Collection Subaccount"
               shall have the meaning assigned in subsection 3A.2(a).

                    "Series 2 Canada/U.S. Dollar Collection Subaccount"
               shall have the meaning assigned in subsection 3A.2(a).

                    "Series 2 Certificates" shall mean, collectively, those
               Certificates designated as the VFC Certificates and the VFC Subordinated Certificate.

                    "Series 2 Collection Subaccount" shall have the meaning
               assigned in subsection 3A.2(a).

                    "Series 2 Invested Amount" shall mean, with respect to
               any date of determination, the Aggregate VFC Invested
               Amount.

                    "Series 2 Monthly Interest" shall have the meaning
               assigned in subsection 3A.4(a).

                    "Series 2 Monthly Principal Payment" shall have the
               meaning assigned in Section 3A.5.

                    "Series 2 Monthly Servicing Fee" shall have the meaning
               assigned in Section 6.1.

                    "Series 2 Non-Principal Collection Sub-subaccount"
               shall have the meaning assigned in subsection 3A.2(a).

                    "Series 2 Percentage" shall mean the VFC Percentage.

                    "Series 2 Principal Collection Sub-subaccount" shall
               have the meaning assigned in subsection 3A.2(a).

                    "Series 2 Termination Date" shall mean the date which
               is nine (9) months after the last day of the VFC Revolving
               Period.

                    "Servicing Reserve Ratio" shall mean, as of any
               Settlement Report Date and continuing until the next Settlement Report Date, an amount (expressed as a percentage) equal to (a) the product of (i) 1.0% and (ii)
               2.0 times (b) Days Sales Outstanding as of such day divided by (c) 365.

                    "Statutory Reserves" shall mean a fraction (expressed
               as a decimal), the numerator of which is one and the denominator of which is one minus the aggregate of the maximum reserve percentages (including, without limitation, basic, supplemental, marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject with respect to the Eurodollar Rate, for "Eurocurrency Liabilities" (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Tranches shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without the benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Purchaser under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                    "Telerate Page 3750" shall mean the display page so
               designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vender, for the purpose of displaying comparable rates or prices).

                    "Term Certificates Adjusted Invested Amount" shall have
               the meaning set forth in Section 1.1 of the Series 1
               Supplement.

                    "Transfer Issuance Date" shall mean the date on which a
               Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

                    "Transferee" shall have the meaning assigned in
               subsection 11.10(f).

                    "Trust Accounts" shall have the meaning assigned in
               subsection 3A.2(a).

                    "Unallocated Balance" shall mean, as of any Business
               Day, the sum of (i) the portion of the Aggregate VFC Invested Amount for which interest is then being calculated by reference to the Alternate Base Rate, and (ii) the portion of the Aggregate VFC Invested Amount allocated to any Eurodollar Tranche that expires on such Business Day.

                    "VFC Adjusted Invested Amount" shall mean, as of any
               date of determination, (i) the Aggregate VFC Invested Amount on such date, minus (ii) the amount on deposit in the Series 2 Principal Collection Sub-subaccount on such date.

                    "VFC Amortization Period" shall mean the period
               following the VFC Revolving Period and ending on the date when (i) the Aggregate VFC Invested Amount shall have been reduced to zero and all accrued interest and other amounts owing on the VFC Certificates and to the Agent and the Purchasers hereunder shall have been paid, or (ii) all Primary Auto Receivables and all Additional Series 2 Receivables, if any, or, in the case of a the VFC Amortization Period commencing as a result of a Separate VFC Amortization Event, all PAR Pool I Receivables, have been collected or written off as uncollectible in accordance with the Policies and, in the case of write-offs, 90 days has past since the last write-off.

                    "VFC Certificate" shall mean a VFC Certificate,
               Series 1995-2, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

                    "VFC Certificateholders" shall mean the Purchasers.

                    "VFC Certificateholders' Interest" shall have the
               meaning assigned in subsection 2.1(a).

                    "VFC Invested Amount" shall mean, with respect to any
               Purchaser on the Issuance Date, an amount equal to the product of such Purchaser's Commitment Percentage on such date and the Initial VFC Invested Amount, and with respect to such Purchaser on any date of determination thereafter, an amount equal to (a) such Purchaser's VFC Invested Amount on the immediately preceding Business Day (or, with respect to the day as of which such Purchaser becomes a party to this Supplement, whether by executing a counterpart hereof, a Commitment Transfer Supplement or otherwise, (i) the product of such Purchaser's Commitment Percentage and the Initial VFC Invested Amount or (ii) the portion of the transferor's VFC Invested Amount being purchased, in the case of an Acquiring Purchaser), plus (b) the amount of any increases in such Purchaser's VFC Invested Amount pursuant to Section 2.5 made on such day, minus (c) the amount of any distributions to such Purchaser pursuant to Section 2.6 on such day.

                    "VFC Percentage" shall mean (i) on any Business Day
               during the VFC Revolving Period, the percentage equivalent of a fraction, the numerator of which is equal to (A) the Series 2 Allocated Receivables Amount as of the end such Business Day and the denominator of which is equal to (B) the Aggregate Primary Auto Receivables Amount as of the end of such Business Day; provided that if on any Business Day, if after giving effect to all allocations and distributions to be made on such day (based upon the VFC Percentage as calculated for such day), an Aggregate Series 2 Receivables Amount Deficiency would exist, the VFC Percentage will not change (and shall be equal to the VFC Percentage as calculated at the close of business on the Business Day immediately preceding the occurrence of such Aggregate VFC Receivables Deficiency) until such Aggregate Series 2 Receivables Amount Deficiency would no longer exist, and
               (ii) on any Business Day during the VFC Amortization Period, the VFC Percentage on the last day of the VFC Revolving Period; provided that such percentage shall only be applied with respect to PAR Pool I. Further, the VFC Percentage with respect to any Receivables other than Primary Auto Receivables (and Additional Series 2 Receivables, if any) shall be 0.

                    "VFC Required Reserves Ratio" shall mean, as of any
               date of determination, the sum of (a) the Dilution Reserve Ratio on such date and (b) the Yield Reserve Ratio on such date.

                    "VFC Required Subordinated Amount" shall mean, on any
               date of determination, the greater of (1) the product of (x) 4% and (y) the VFC Adjusted Invested Amount on such date and
               (2) the sum of (x) the product of (i) the VFC Adjusted Invested Amount on such date and (ii) the VFC Required Subordinated Percentage on such date, (y) the product of (i) the Servicing Reserve Ratio on such date and (ii) the VFC Invested Amount on such date, and (z) the aggregate amount of Daily Interest Expense for all Accrual Periods not set aside and transferred as of such day to the Series 2 Non-Principal Collection Account.

                    "VFC Required Subordinated Percentage" shall mean, as
               of any date of determination, the VFC Required Reserves Ratio (expressed as a percentage) for such date.

                    "VFC Revolving Period" shall mean the period commencing
               on the Issuance Date and terminating on the earlier to occur of (i) the close of business on the date on which an Early Amortization Event occurs and (ii) the Scheduled Termination Date.

                    "VFC Subordinated Certificate" shall mean the
               Subordinated Company Certificate, Series 1995-2, executed by the Company and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit B.

                    "VFC Subordinated Certificate Amount" shall mean, for
               any date of determination, an amount equal to (i) the Series 2 Allocated Receivables Amount minus (ii) the VFC Adjusted Invested Amount.

                    "VFC Subordinated Certificate Increase Amount" shall
               have the meaning assigned in subsection 2.5(a).

                    "VFC Subordinated Certificate Reduction Amount" shall
               have the meaning assigned in subsection 2.6(b).

                    "VFC Target Receivables Amount" shall mean, on any date
               of determination, the sum of (i) the VFC Adjusted Invested Amount on such day and (ii) the VFC Required Subordinated Amount for such day.

                    "Yield Reserve Ratio" shall mean, as of any date of any
               Settlement Period Date and continuing until the next Settlement Report Date, a ratio (expressed as a percentage) equal to (a) the product of(i) 2.0 times Days Sales Outstanding as of such day and (ii) 1.50 times the Discount Rate as of such day divided by (b) 360.

                    (b) If any term or provision contained herein conflicts with or is inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All capitalized terms not otherwise defined herein are defined in the Agreement. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Agreement, each capitalized term used or defined herein shall relate only to the Series 2 Certificates and no other Series of Investor Certificates issued by the Trust.


                                      ARTICLE II

                   DESIGNATION OF CERTIFICATES; PURCHASE AND SALE
                               OF THE VFC CERTIFICATES

                    SECTION 2.1. Designation. The Certificates created and authorized pursuant to the Agreement and this Supplement shall be divided into two Classes, which shall be designated respectively as (i) the "VFC Certificates, Series 1995-2" and
          (ii) the "Subordinated Company Certificate, Series 1995-2."

                    SECTION 2.2. The Series 2 Certificates. (a) The VFC Certificates shall represent fractional undivided interests in the Trust, consisting of the right to receive (i) the VFC Percentage (expressed as a decimal) of (A) Collections received with respect to the Primary Auto Receivables (other than PAR Pool
          II) and (B) all other funds relating to Primary Auto Receivables (other than PAR Pool II) on deposit in the Collection Accounts and in any subaccounts thereof and (ii)(A) Collections received with respect to Additional Series 2 Receivables, if any, and (B) all other funds relating to Additional Series 2 Receivables, if any, on deposit in the Collection Accounts and in any subaccounts thereof (collectively, the "VFC Certificateholders' Interest").

                    (b) The VFC Subordinated Certificate shall represent a fractional undivided interest in the Trust, consisting of the right to receive (A) Collections received with respect to the Primary Auto Receivables (other than PAR Pool II) and (B) all other funds relating to Primary Auto Receivables (other than PAR Pool II) on deposit in the Collection Accounts and in any subaccounts thereof and (ii)(A) Collections received with respect to Additional Series 2 Receivables, if any, and (B) all other funds relating to Additional Series 2 Receivables, if any, on deposit in the Collection Accounts and in any subaccounts thereof allocated to the VFC Certificateholders' Interest and not required to be distributed to or for the benefit of the Purchasers (the "VFC Subordinated Interest"). The Exchangeable Company Certificate and any other Series of Investor Certificates outstanding shall represent the ownership interest in the remainder of the Trust not allocated pursuant hereto to the VFC Certificateholders' Interest or the VFC Subordinated Interest.

                    (c) The VFC Certificates and the VFC Subordinated Certificate shall be substantially in the forms of Exhibits A and B, respectively, and shall, upon issue, be executed and delivered by the Company to the Trustee for authentication and redelivery as provided in Section 2.4 hereof and Section 5.2 of the Agreement.

                    (d) Except as otherwise provided herein or in the Pooling Agreement, the Series 2 Certificates shall have no right to receive payments with respect to Receivables other than (i) the VFC Percentage of the Primary Auto Receivables and (ii) the Additional Series 2 Receivables, if any.

                    SECTION 2.3. Purchases of Interests in the VFC Certificates. (a) Initial Purchase. Subject to the terms and conditions of this Supplement, including delivery of notice in accordance with Section 2.4,(i) each Initial Purchaser hereby severally agrees (A) to purchase from the Trust on the Issuance Date a VFC Certificate in an amount equal to such Initial Purchaser's Commitment Percentage of the Initial VFC Invested Amount and (B) to maintain its VFC Certificate, subject to increase or decrease during the VFC Revolving Period, in accordance with the provisions of this Supplement and (ii) the Company hereby agrees (A) to purchase from the Trust on the Issuance Date the VFC Subordinated Certificate in an amount equal to the Initial VFC Subordinated Certificate Amount and (B) to maintain such interest in the VFC Subordinated Certificate, subject to increase or decrease during the VFC Revolving Period, in accordance with the provisions of this Supplement. Payments by the Initial Purchasers in respect of the VFC Certificates shall be made in immediately available funds on the Issuance Date to the Agent for payment to the Company.

                    (b) Subsequent Purchases. Subject to the terms and conditions of this Supplement, each Acquiring Purchaser hereby severally agrees to maintain its VFC Certificate, subject to increase or decrease during the VFC Revolving Period, in accordance with the provisions of this Supplement.

                    (c) Maximum VFC Invested Amount. Notwithstanding anything to the contrary contained in this Supplement, at no time shall the VFC Invested Amount of any Purchaser exceed such Purchaser's Commitment at such time.

                    SECTION 2.4. Delivery. On the Issuance Date, the Company shall sign on behalf of the Trust and shall direct in writing pursuant to Section 5.2 of the Agreement the Trustee to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate (i) the VFC Certificates in denominations equal in the aggregate to the Maximum Commitment Amount, and (ii) a VFC Subordinated Certificate in a denomination equal to the Initial VFC Subordinated Certificate Amount. The VFC Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $100,000 in excess thereof. The Trustee shall mark on its books the actual VFC Invested Amount and VFC Subordinated Certificate Amount outstanding on any date of determination, which, absent manifest error, shall constitute prima facie evidence of the outstanding VFC Invested Amount and VFC Subordinated Certificate Amount from time to time.

                    SECTION 2.5. Procedure for Initial Issuance and for Increasing the VFC Invested Amount. (a) Subject to subsection 2.5(b), on any Business Day during the Commitment Period, each Purchaser agrees that the Aggregate VFC Invested Amount may be increased by increasing each Purchaser's VFC Invested Amount (an "Increase"), up to an amount not exceeding each Purchaser's Commitment, upon the request of the Master Servicer or the Company on behalf of the Trust (each date on which an increase in the Aggregate VFC Invested Amount occurs hereunder being herein referred to as the "Increase Date" applicable to such Increase); provided, however, that the Master Servicer or the Company, as the case may be, shall have given the Agent irrevocable oral notice, followed promptly, but in no event later than the next Business Day, by a written notice, substantially in the form of Exhibit G hereto, of such request no later than (i) if the Initial VFC Invested Amount or Increase Amount is to be priced solely with reference to the Alternate Base Rate, on or prior to 11:00 a.m., New York City time, one day prior to the Issuance Date or on such Increase Date, as the case may be, or (ii) if all or a portion of the Initial VFC Invested Amount or Increase Amount is to be allocated to a Eurodollar Tranche, 11:00 a.m., New York City time, three Eurodollar Business Days prior to the Issuance Date or such Increase Date, as the case may be; provided, further, that the provisions of this subsection shall not restrict the allocations of Collections pursuant to Article III. Such notice shall state (x) the Issuance Date or the Increase Date, as the case may be; (y) the Initial VFC Invested Amount or the proposed amount of such Increase (the "Increase Amount"), as the case may be; (y) what portions thereof will be allocated to a Eurodollar Tranche and the Floating Tranche; and (z) if any portions thereof are to be allocated to a Eurodollar Tranche, the length of the Eurodollar Period with respect thereto. No Purchaser shall be obligated to fund any such Increase, unless concurrently with any such Increase in the Aggregate VFC Invested Amount, the VFC Subordinated Certificate Amount shall be increased by an amount such that after giving effect to such increase, the VFC Adjusted Invested Amount plus the VFC Subordinated Certificate Amount equals the VFC Target Receivables Amount (the "VFC Subordinated Certificate Increase Amount").

               Notwithstanding the foregoing, neither the Agent nor any Purchaser shall be required to fund the Initial VFC Invested Amount if the VFC Target Receivables Amount would exceed the Series 2 Allocated Receivables Amount on the Issuance Date after giving effect to such funding.

                    (b) The Purchasers shall not be required to increase their respective VFC Invested Amounts on any Increase Date hereunder unless:

                    (i)  the related aggregate Increase Amount is equal to
               (A) in the case of a Floating Tranche, $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (B) in the case of a Eurodollar Tranche, $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                   (ii) after giving effect to the Increase, (A) the Aggregate VFC Invested Amount would not exceed the Maximum Commitment Amount on such Increase Date or (B) the Series 2 Allocated Receivables Amount would equal or exceed the VFC Target Receivables Amount on such Increase Date; or

                  (iii) no Early Amortization Event with respect to any Outstanding Series or an event which, with the passage of time or the giving of notice, would constitute an Early Amortization Event with respect to any such Series shall have occurred and be continuing.

                    (c) After receipt by the Agent of the notice required by subsection 2.4(a) from the Master Servicer or the Company on behalf of the Trust, the Agent shall, so long as the conditions set forth in subsections 2.5(a) and (b) are satisfied, promptly provide telephonic notice to each Purchaser of the Increase Date and of the portion of the Increase Amount allocable to such Purchaser (which shall equal such Purchaser's Commitment Percentage of the Increase Amount). The Master Servicer shall promptly notify the Company of the Increase Date and the amount of the VFC Subordinated Certificate Increase Amount. Each Purchaser agrees to pay in immediately available funds such Purchaser's Commitment Percentage of each Increase on the related Increase Date to the Agent for payment to the Trust.

                    SECTION 2.6. Procedure for Decreasing the VFC Invested Amount. (a) On any Business Day during the VFC Revolving Period or the VFC Amortization Period (except for Distribution Dates during the VFC Amortization Period (which shall be governed by subsection 3A.6(c))), upon request of the Master Servicer on behalf of the Trust, the Aggregate VFC Invested Amount may be reduced (a "Decrease") by the distribution to the Agent for the pro rata benefit of the Purchasers in accordance with their Commitment Percentages of some or all of the funds on deposit in the Series 2 Principal Collection Sub-subaccount on such day;

          provided that the Master Servicer shall have given the Agent oral notice, followed promptly in writing, prior to 12:00 noon, New York City time, on the date prior to such Decrease and which notice shall state the amount of such Decrease; provided, further, that such Decrease shall be in an amount equal to $1,000,000 and integral multiples of $1,000,000 in excess thereof. Each such Decrease shall be subject to the payment of any amounts required by Section 7.4 resulting from a payment of a Eurodollar Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche.

                    (b) Simultaneously with any such Decrease during the VFC Revolving Period, the VFC Subordinated Certificate Amount shall be reduced by an amount (the "VFC Subordinated Certificate Reduction Amount") such that the VFC Subordinated Certificate Amount shall equal the VFC Required Subordinated Amount after giving effect to such Decrease. During the VFC Revolving Period, after the distribution described in subsection (a) above has been made, and the VFC Subordinated Certificate Amount shall have been reduced by the VFC Subordinated Certificate Reduction Amount, a distribution shall be made to the holder of the VFC Subordinated Certificate out of remaining funds on deposit in the Series 2 Principal Collection Sub-subaccount (including amounts transferred from any Series Canada/U.S. Dollar Collection Subaccount and any Series Canada/Canadian Dollar Collection Subaccount) in an amount equal to the lesser of (x) the VFC Subordinated Certificate Reduction Amount and (y) the amount of such remaining funds on deposit in the Series 2 Principal Collection Sub-subaccount (including amounts transferred from any Series Canada/U.S. Dollar Collection Subaccount and any Series Canada/Canadian Dollar Collection Subaccount).

                    SECTION 2.7. Reductions of the Commitments. (a) On any Business Day during the VFC Revolving Period, the Company, on behalf of the Trust, may, upon three Eurodollar Business Days' prior written notice (effective upon receipt) reduce or terminate the Commitments (a "Commitment Reduction") in an aggregate amount equal to $5,000,000 or a whole multiple of $5,000,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any reduction in the Aggregate VFC Invested Amount on such date, the Aggregate VFC Invested Amount would exceed the Aggregate Commitment Amount then in effect. Each Purchaser's Commitment shall be reduced by such Purchaser's Commitment Percentage of the amount of such Commitment Reduction.

                    (b) Once reduced, the Commitments may not be subsequently reinstated. Upon effectiveness of any such reduction, the Agent shall prepare a revised Schedule 1 to reflect the reduced Commitment of each Purchaser and Schedule 1 of this Supplement shall be deemed to be automatically superseded by such revised Schedule 1. The Agent shall distribute such revised Schedule 1 to the Company, the Master Servicer, the Trustee and each Purchaser.

                    SECTION 2.8. Interest; Commitment Fee. (a) Interest shall be payable on the VFC Certificates on each Distribution Date pursuant to subsection 3A.6(a).

                    (b) The Company shall direct the Trustee in writing to pay to the Agent, for the pro rata account of the Purchasers in accordance with their Commitment Percentages, on each Distribution Date, a commitment fee with respect to each Accrual Period or portion thereof ending on such date (the "Commitment Fee") during the VFC Revolving Period at a rate equal to 0.25% per annum of the average daily excess of the Aggregate Commitment Amount over the average Aggregate VFC Invested Amount during such Accrual Period. The Commitment Fee shall be payable (a) monthly in arrears on each Distribution Date, (b) immediately upon any termination of any Commitment and (c) on the Scheduled Termination Date. To the extent that funds on deposit in the Series 2 Accrued Interest Sub-subaccount and the Series 2 Non-Principal Collection Sub-subaccount at any such date are insufficient to pay the Commitment Fee due on such date, the Trustee shall so notify the Master Servicer and the Master Servicer shall immediately pay the Agent the amount of any such deficiency.

                    (c) Calculations of per annum rates and fees under this Supplement shall be made on the basis of a 365-day year with respect to Commitment Fees, other fees, and, except with respect to Eurodollar Tranches, interest rates. Each determination of the Eurodollar Rate by the Agent shall be conclusive and binding upon each of the parties hereto in the absence of manifest error.

                    SECTION 2.9. Purchase of VFC Certificateholders' Interest in the VFC Certificates. In the event of any breach of any of the representations and warranties set forth in Section
          2.3 of the Agreement, which breach has a material adverse effect on the interests of the Purchasers, then the Majority Purchasers, by notice then given in writing to the Company, the Trustee and the Master Servicer, may direct the Company to purchase the VFC Certificates and the Company shall be obligated to make such purchase on the next Distribution Date occurring at least five Business Days after receipt of such notice on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, by such Distribution Date, the representations and warranties contained in Section 2.3 of the Agreement shall be satisfied in all material respects, or any material adverse effect on the Purchasers caused thereby shall have been cured to the satisfaction of the Majority Purchasers.

                    The Company shall deposit in the U.S. Dollar Collection Account for credit to the Series 2 Principal Collection Sub-subaccount, on the Business Day preceding such Distribution Date, amounts equal to the purchase price (as described in the next succeeding sentence) for each of the VFC Certificateholders' Interests on such day. The purchase price for each such purchase will be equal to the Aggregate VFC Invested Amount on the Distribution Date on which the purchase is scheduled to be made, plus (i) with respect to the VFC Certificateholders' Interest, an amount equal to all interest accrued but unpaid on such Distribution Date and all prior Distribution Dates, plus (ii) all
          Article VII Costs plus (iii) all other amounts payable to the Agent and the Purchasers hereunder. Payment of such purchase price into the Series 2 Principal Collection Sub-subaccount in immediately available funds shall be considered a distribution of the entire amount required to be distributed to the VFC Certificateholders. Notwithstanding anything to the contrary in this Supplement or the Agreement, the entire amount of the purchase price deposited in each such account shall be distributed to the VFC Certificateholders on such Distribution Date. If the Majority Purchasers give notice directing the Company to purchase the Receivables as provided above, the obligation of the Company to purchase the VFC Certificateholders' Interest pursuant to this Section 2.9 shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section 2.9 available to the Purchasers.

                    SECTION 2.10. Indemnification by Company and the Master Servicer. (a) The Company, subject to Section 11.16, and the Master Servicer hereby agree, jointly and severally, to pay, and to indemnify and hold harmless, the Agent, each Purchaser and each of their respective officers, directors, agents and employees (each such person being called an "Indemnitee") from and against all claims, liabilities, damages, penalties and losses, including without limitation (but subject to Section 2.10(b)), reasonable attorneys' fees and expenses and disbursements of counsel (all of the foregoing being referred to collectively as "Indemnified Amounts") arising out of or resulting from the Transaction Documents or the transactions contemplated thereby, including Indemnified Amounts related to or resulting from (i) the use by the Company of the proceeds from the sale of any Certificates, (ii) a breach of any representation or warranty made or deemed made by the Company or the Master Servicer (or any of their respective officers) under or in connection with any Transaction Document, (iii) the failure by the Company or the Master Servicer to comply with any applicable law, rule or regulation, (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or as a result of a Charge-Off of a Receivable) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable), (v) any failure of the Company or the Master Servicer to perform its covenants, agreements, duties or obligations required to be performed or observed by it, in accordance with the provisions of the Pooling Agreement, the Servicing Agreement or the other Transaction Documents, (vi) any products liability or other claim arising out of or in connection with merchandise or service which are the subject of any Receivable, (vii) the commingling of Collections of Receivables at any time with other funds, or (viii) the failure to maintain vested in the Trustee a first priority ownership or security interest in the Trust Assets; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, any Person and its respective directors, officers, employees and agents as a single Indemnitee).

                    (b) If any action, suit, proceeding or investigation is commenced as to which an Indemnitee proposes to demand indemnification, it shall promptly so notify the Company and the Master Servicer. The Indemnitee shall have the right to retain counsel of its own choice to represent it (which choice of counsel shall be reasonably satisfactory to the Company and the Master Servicer (it being understood that it would not be reasonable for the Company or the Master Servicer to object to the Indemnitee's choice of law firm solely on the basis of the location of such firm's principal office or the size of such firm)), and the Company and the Master Servicer shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company, the Master Servicer and any counsel designated by the Company or the Master Servicer. In no event shall the Company or the Master Servicer be liable for the fees, expenses and disbursements of more than one counsel representing all Indemnitees that are parties to the same action, suit, proceeding or investigation. The Company and the Master Servicer shall be liable for any settlement of any action, suit, proceeding or investigation against an Indemnitee made with the Company's and the Master Servicer's written consent, which consent shall not be unreasonably withheld. The Company and the Master Servicer may, without the consent of an Indemnitee, settle or compromise any action, suit, proceeding or investigation, or permit a default or consent to the entry of any judgment in respect thereof, if such settlement, compromise or consent includes the giving by the claimant to such Indemnitee a release from all liability in respect of such action, suit, proceeding or investigation. In the event of any dispute between any Indemnitee, on the one hand, and the Company or the Master Servicer, on the other hand, as to whether the Company or the Master Servicer is acting reasonably in objecting to any proposed settlement, compromise, default or consent, such dispute shall be resolved through arbitration in New York City in accordance with the commercial arbitration rules of the American Arbitration Association. There shall be a single arbitrator to be selected by mutual agreement of the Indemnitee, the Company and the Master Servicer (or, if such parties cannot agree on an arbitrator, by an arbitrator selected by a federal or state court located in the City of New York). Any such arbitration must be commenced not later than 30 days after the date such dispute arose. In any such arbitration, each party shall be responsible for and pay its costs and expenses (including attorneys' fees), and the parties shall share equally in the cost of the arbitration.

                    (c)  Notwithstanding anything to the contrary in this
          Section 2.10, this Section 2.10 shall not apply to taxes, it being understood that the Company's and the Master Servicer's only obligations with respect to taxes shall arise under Section 7.3.


                                     ARTICLE III

                             ARTICLE III OF THE AGREEMENT

                    Section 3.1 of the Agreement shall be read in its entirety as provided in the Agreement. Article III of the Agreement (except for Section 3.1 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 2 Certificates:

                    SECTION 3A.2.  Establishment of Trust Accounts.
          (a) The Trustee shall cause to be established and maintained in the name of the Trustee, on behalf of the Trust, (i) for the benefit of the Purchasers and for the benefit, subject to the prior interest of the Purchasers, of the holder of the VFC Subordinated Certificate, a subaccount of the U.S. Dollar Collection Account (the "Series 2 Collection Subaccount"), which subaccount is the Series Collection Subaccount with respect to Series 2, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Purchasers and for the benefit, subject to the prior interest of the Purchasers, of the holder of the VFC Subordinated Certificate; (ii) for the benefit of the Purchasers and for the benefit, subject to the prior interest of the Purchasers, of the holder of the VFC Subordinated Certificate, two subaccounts of the Series 2 Collection Subaccount: the Series 2 Principal Collection Sub-subaccount and the Series 2 Non-Principal Collection

          Sub-subaccount (respectively, the "Series 2 Principal Collection Sub-subaccount" and the "Series 2 Non-Principal Collection Sub-subaccount"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Purchasers and for the benefit, subject to the prior interest of the Purchasers, of the holder of the VFC Subordinated Certificate; (iii) for the benefit of the Purchasers, a subaccount of the Series 2 Non-Principal Collection Sub-subaccount (the "Series 2 Accrued Interest Sub-subaccount"; and (iv) for the benefit of the Purchasers, one subaccount of the Canada/U.S. Dollar Collection Account (the "Series 2 Canada/U.S. Dollar Collection Subaccount") and one subaccount of the Canada/Canadian Dollar Collection Account (the "Series 2 Canada/Canadian Dollar Collection Subaccount"); all accounts established pursuant to this subsection 3A.2(a) and listed on
          Schedule 2, collectively, the "Trust Accounts"). The Trustee shall possess all right, title and interest in all funds from time to time on deposit in, and all Eligible Investments credited to, the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Trustee for the exclusive benefit of the Purchasers and to the extent applicable, subject to the prior interest of the Purchasers, to the holder of the VFC Subordinated Certificate.

                    (b) All Eligible Investments in the Trust Accounts shall be held by the Trustee for the exclusive benefit of the Purchasers and, subject to the prior interest of the Purchasers, of the holder of the VFC Subordinated Certificate; provided, however, that funds on deposit in a Trust Account which is a Sub-subaccount of a Collection Account may, at the direction of the Master Servicer, be invested together with funds held in other Sub-subaccounts of a Collection Account. After giving effect to any distribution to the Company pursuant to subsection 3A.3(c), amounts on deposit and available for investment in the Series 2 Principal Collection Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the next Business Day. Amounts on deposit and available for investment in the Series 2 Accrued Interest Sub-subaccount shall be invested by the Trustee at the written direction of the Company in Eligible Investments that mature, or that are payable or redeemable upon demand of the holder thereof, on or prior to the subsequent Distribution Date. All interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2 Accrued Interest Sub-subaccount shall be deposited in the Series 2 Non-Principal Collection Sub-subaccount. All interest and investment earnings (net of losses and investment expenses) on funds deposited in the Series 2 Principal Collection Sub-subaccount shall be deposited in the Series 2 Non-Principal Collection Sub-subaccount.

                    SECTION 3A.3. Daily Allocations. (a) The portion of the Aggregate Daily Collections allocated to the Series 2 Certificates pursuant to Article III of the Agreement shall be allocated and distributed as set forth in this Article III. In accordance with subsection 3.1(e) of the Agreement, the Master Servicer shall direct the Trustee to transfer the following amounts:

                    (i) on each Business Day, an amount equal to the Accrued Expense Amount for such day (or such greater amount as the Company may request) shall be transferred from the Series 2 Collection Subaccount (or, if necessary, from the Series 2 Canada/U.S. Dollar Collection Subaccount and the Series 2 Canada/Canadian Dollar Collection Subaccount pursuant to Section 3.1(e)(vii) of the Agreement) to the Series 2 Non-Principal Collection Sub-subaccount; provided, however, if on any Business Day, after giving effect to any transfers to be made on such Business Day, the VFC Invested Amount would be less than $10,000,000, the Master Servicer shall direct the Trustee to transfer from the Series 2 Collection Subaccount (or, if necessary, from the Series 2 Canada/U.S. Dollar Collection Subaccount and the Series 2 Canada/Canadian Dollar Collection Subaccount pursuant to
               Section 3.1(e)(vii) of the Agreement) to the Series 2 Non-Principal Collection Sub-subaccount an amount equal to the excess, if any, of (A) the sum of (1) the Commitment Fee (assuming the daily average available Commitment would be equal to the Maximum Commitment) payable to the Purchasers on the next succeeding Distribution Date and (2) the Series 2 Certificates pro rata portion of the Servicing Fee due and payable on the next succeeding Distribution Date over (B) the amount transferred to and on deposit in the Series 2 Non-Principal Sub-subaccount prior to such Business Day pursuant to clauses (ii) and (iii) of the definition of Accrued Expense Amount; and

                    (ii)  following the transfers pursuant to
               clause (i) above, any remaining funds on deposit in the Series 2 Collection Subaccount shall be transferred to the Series 2 Principal Collection Sub-subaccount.

                    (b) (i) On each Business Day during the VFC Revolving Period (including Distribution Dates), after giving effect to all allocations of Aggregate Daily Collections on such Business Day, amounts on deposit in the Series 2 Principal Collection Sub-subaccount (together with any amounts transferred thereto pursuant to subsection 3A.3(c) of the Series 1 Supplement), and amounts, if any, remaining on deposit in the Series 2 Canada/U.S. Dollar Collection Subaccount and the Series 2 Canada/Canadian Dollar Collection Subaccount shall be distributed by the Trustee to the Company (but only to the extent that the Trustee has received a Daily Report which reflects the receipt of the

          Collections on deposit therein); provided that such distribution shall be made only if no Early Amortization Event shall be continuing and only to the extent that, if after giving effect to such distribution, the VFC Target Receivables Amount would not exceed the Aggregate Series 2 Receivables Amount; provided further that if the Company or the Master Servicer shall have given the Agent irrevocable notice (effective upon receipt) at least one Eurodollar Business Day prior to such day (or, in the case of the Floating Tranche, notice may be given on such day), the Company or the Master Servicer may instruct the Trustee to withdraw all or a portion of such amounts on deposit in the Series 2 Principal Collection Sub-subaccount (together with any amounts transferred thereto pursuant to subsection 3A.3(c) of the Series 1 Supplement and any amounts to be transferred thereto from the Series 2 Canada/U.S. Dollar Collection Sub-subaccount and the Series 2 Canada/Canadian Dollar Collection Sub-subaccount) and apply such withdrawn amounts toward the reduction of the Aggregate VFC Invested Amount and the VFC Subordinated Certificate Amount in accordance with Section 2.6; provided further, that, if on any Business Day during the VFC Revolving Period, after giving effect to all allocations of Aggregate Daily Collections on such Business Day, the VFC Target Receivables Amount would exceed the Aggregate Series 2 Receivables Amount, the Master Servicer shall direct the Trustee to transfer to the Series 2 Principal Collection Sub-subaccount, first, from amounts on deposit in the Series 2 Canada/U.S. Dollar Collection Subaccount and second, from amounts on deposit in the Series 2 Canada/Canadian Dollar Subaccount (after exchanging such amounts into U.S. Dollars in accordance with subsection 3.1(j) of the Agreement), an amount equal to such shortfall. Amounts distributed to the Company hereunder shall be deemed to be paid first from Collections received directly by any Servicing Party and second from Collections received in the Lockboxes.

                  (ii) On each Business Day during the VFC Amortization Period, amounts on deposit in the Series 2 Canada/U.S. Dollar Collection Subaccount and, subject to subsection 3.1(j) of the Agreement, the Series 2 Canada/Canadian Dollar Collection Subaccount shall be transferred to the Series 2 Collection Subaccount and allocated as set forth in Article III of the Agreement and this Section 3A.3.

                  (iii) On each Business Day during the VFC Amortization Period (including Distribution Dates), funds deposited in the Series 2 Principal Collection Sub-subaccount (including, without limitation, funds transferred pursuant to clause (b)(ii) above) shall be invested in Eligible Investments that mature on or prior to the next Determination Date and shall be distributed on such Distribution Date in accordance with subsection 3A.6(c). No amounts on deposit in the Series 2 Principal Collection Sub-subaccount shall be distributed by the Trustee to the Company or the holder of the VFC Subordinated Certificate during a VFC Amortization Period.

                    (c) On each Business Day, an amount equal to the Daily Interest Deposit for such day shall be transferred from the Series 2 Non-Principal Sub-subaccount to the Series 2 Accrued Interest Sub-subaccount.

                    (d)  The allocations to be made pursuant to this
          Section 3A.3 are subject to the provisions of Sections 2.6, 7.2 and 9.1 of the Agreement.

                    SECTION 3A.4. Determination of Interest. (a) (i) The amount of interest distributable with respect to the VFC Certificates ("Series 2 Monthly Interest") on each Distribution Date shall be determined by the Master Servicer and shall be (A) with respect to that portion of the Aggregate VFC Invested Amount allocated to each Eurodollar Tranche on such day, an amount equal to the product of (1) the number of days in the preceding Accrual Period divided by 360, (2) the weighted average portion of the Aggregate VFC Invested Amount allocable to such Eurodollar Tranche since the close of business on the preceding Distribution Date and (3) the Eurodollar Rate applicable to such Eurodollar Tranche for the Accrual Period ending on such Distribution Date plus the Applicable Margin, and (B) with respect to that portion of the Aggregate VFC Invested Amount allocated to the Floating Tranche on such day, an amount equal to the sum of the portion of the Daily Interest Expense accrued pursuant to clause (A) of the definition thereof determined for each day of the Accrual Period ended on such Distribution Date; provided, however, that during the continuance of an Early Amortization Event, the "Series 2 Monthly Interest" on such Distribution Date shall be equal to the greater of (x) the sum of the amounts calculated pursuant to clauses (A) and (B) above and (y) the sum of the Daily Interest Expense accrued pursuant to clause (ii) of the proviso to the definition thereof determined for each day of the Accrual Period relating to such Distribution Date.

                    (ii) Following any change in the amount of any Eurodollar Tranche or Floating Tranche during an Accrual Period, the Series 2 Monthly Interest shall be calculated with respect to such changed amount for the number of days in the Accrual Period during which such changed amount is outstanding.

                    (iii) If the Certificate Rate changes during any Accrual Period, the Master Servicer and the Agent shall cooperate in amending the Monthly Settlement Statement to reflect the adjustment in the Series 2 Monthly Interest for such Accrual Period caused by such change and any consequent adjustments, including, without limitation, adjustment to the Series 2 Deficiency Amount, if any, and the Master Servicer shall also provide notification to the Trustee of any such change in the

          Certificate Rate. Any amendment to the Monthly Settlement Statement pursuant to this subsection 3A.4(a)(ii), including, without limitation, any adjustment to the Series 2 Deficiency Amount, shall be completed by 10:00 a.m. on the day preceding the next Settlement Report Date.

                    (b) On each Distribution Date, the Master Servicer shall determine the excess, if any (the "Interest Shortfall"), of
          (i) the aggregate Series 2 Monthly Interest for the Accrual Period ending on such Distribution Date over (ii) the amount which will be available to be distributed to the Purchasers on such Distribution Date in respect thereof pursuant to this Supplement. If the Interest Shortfall with respect to any Distribution Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (A) the number of days until such Interest Shortfall shall be repaid divided by 365, (B) the Alternate Base Rate plus 2.0% and (C) such Interest Shortfall (or the portion thereof which has not been paid to the Purchasers) shall be payable as provided herein with respect to the VFC Certificates on each Distribution Date following such Distribution Date to and including, the Distribution Date on which such Interest Shortfall is paid to the VFC Certificateholders.

                    (c) On any Eurodollar Business Day, the Company may, subject to subsection 3A.4(e), elect to allocate all or any portion of the Available Pricing Amount to one or more Eurodollar Tranches with Eurodollar Periods commencing on such Eurodollar Business Day by giving the Agent irrevocable written or telephonic (confirmed in writing) notice thereof, which notice must be received by the Agent prior to 12:00 noon, New York City time, three Eurodollar Business Days prior to such Eurodollar Business Day. Such notice shall specify (i) the applicable Eurodollar Business Day, (ii) the Eurodollar Period for each Eurodollar Tranche to which a portion of the Available Pricing Amount is to be allocated and (iii) the portion of the Available Pricing Amount being allocated to each such Eurodollar Tranche. Promptly upon receipt of each such notice the Agent shall notify each Purchaser of the contents thereof. If the Agent shall not have received timely notice as aforesaid with respect to all or any portion of the Available Pricing Amount, the Monthly Interest Payment on such amount shall be calculated by reference to the Alternate Base Rate.

                    (d) Any reduction in the VFC Invested Amount on any Business Day shall be allocated in the following order of priority:

                    First, to reduce the Available Pricing Amount, as appropriate; and

                    Second, to reduce the portion of the Aggregate VFC Invested Amount allocated to Eurodollar Tranches in such order as the Company may select in order to minimize costs payable pursuant to Section 7.4.

                    (e) Notwithstanding anything to the contrary contained in this Section 3A.4, (i) the portion of the Aggregate VFC Invested Amount allocable to each Eurodollar Tranche must be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof; (ii) no more than five Eurodollar Tranches shall be outstanding at any one time; (iii) after the occurrence and during the continuance of any Early Amortization Event, the Company may not elect to allocate any portion of the Available Pricing Amount to a Eurodollar Tranche; and (iv) after the end of the VFC Revolving Period, the Company may not select any Eurodollar Period that exceeds one month or that does not end on or prior to the next succeeding Distribution Date.

                    SECTION 3A.5. Determination of Series 2 Monthly Principal Payment During a VFC Amortization Period. The amount (the "Series 2 Monthly Principal Payment") distributable from the Series 2 Principal Collection Sub-subaccount on each Distribution Date during the VFC Amortization Period shall be equal to the amount on deposit in such account on the immediately preceding Determination Date; provided, however, that Series 2 Monthly Principal Payment on any Distribution Date shall not exceed the Aggregate VFC Invested Amount on such Distribution Date.
          Further, on any other Business Day during the VFC Amortization Period, funds may be distributed from the Series 2 Principal Collection Sub-subaccount to the Purchasers in accordance with
          Section 2.6 of this Supplement.

                    SECTION 3A.6. Applications. (a) The Master Servicer shall direct the Trustee to distribute, on each Distribution Date, from amounts on deposit in the Series 2 Accrued Interest Sub-subaccount, an amount equal to the Series 2 Monthly Interest payable on such Distribution Date (such amount, the "Monthly Interest Payment"), plus the amount of any Monthly Interest Payment previously due but not distributed to the Purchasers on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to the Purchasers on a prior Distribution Date, to the Purchasers.

                    (b) On each Distribution Date, the Master Servicer shall direct the Trustee to apply funds on deposit in the Series 2 Non-Principal Collection Sub-subaccount (after taking into consideration the distribution to the Purchasers from the Series 2 Non-Principal Collection Sub-subaccount pursuant to subsection 3A.6(a)) in the following order of priority to the extent funds are available:

                    (i) an amount equal to the Series 2 Monthly Servicing Fee for the Accrual Period ending on such Distribution Date shall be withdrawn from the Series 2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Master Servicer, provided that if an Early Amortization Event shall have occurred and C&A Products or any Affiliate thereof is the Master Servicer, the Trustee shall deposit the Series 2 Monthly Servicing Fee into the Expense Account up to the amount of the Expense Account Limit, or if C&A Products or any Affiliate thereof is not the Master Servicer, the Series 2 Monthly Servicing Fee shall be paid to such Person acting as Successor Servicer; and

                   (ii) an amount equal to any Program Costs due and payable shall be withdrawn from the Series 2 Non-Principal Collection Sub-subaccount by the Trustee and paid to the Persons owed such amounts.

          Any remaining amounts on deposit in the Series 2 Non-Principal Collection Sub-subaccount (in excess of the Accrued Expense Amount as of such day) not allocated pursuant to clauses (i) and
          (ii) above shall be paid to the holder of the VFC Subordinated Certificate; provided, however, that during the VFC Amortization Period, such remaining amounts shall be deposited in the Series 2 Principal Collection Sub-subaccount for distribution in accordance with subsection 3A.6(c).

                    (c) During a VFC Amortization Period, the Master Servicer shall direct the Trustee to apply, on each Distribution Date, amounts on deposit in the Series 2 Principal Collection Sub-subaccount in the following order of priority:

                    (i) an amount equal to the Series 2 Monthly Principal Payment for such Distribution Date shall be distributed from the Series 2 Principal Collection Sub-subaccount to the Purchasers; and

                   (ii) if, following the repayment in full of the VFC Invested Amount, any amounts are owed to the Trustee or any other Person, on account of its expenses incurred in respect of the performance of its responsibilities hereunder or as Successor Servicer, such amounts shall be transferred from the Series 2 Principal Collection Sub-subaccount and paid to the Trustee or such other Person; and

                  (iii) if, following the repayment of all of the amounts set forth in clauses (i) and (ii) above, the remaining amount on deposit in the Series 2 Principal Collection Sub-subaccount on such Distribution Date, if any, shall be distributed to the holder of the VFC Subordinated Certificate.

                                      ARTICLE IV

                              DISTRIBUTIONS AND REPORTS

                    Article IV of the Agreement (except for any portion thereof relating to another Series) shall read in its entirety as follows and the following shall be exclusively applicable to the VFC Certificates:

                    SECTION 4A.1.  Distributions.  (a)  On each
          Distribution Date, the Trustee shall distribute to each Purchaser an amount equal to the product of (i) the amount to be distributed to the Purchasers pursuant to Article III and (ii) such Purchaser's Commitment Percentage.

                    (b) All allocations and distributions hereunder shall be in accordance with the Monthly Settlement Statement and shall be made in accordance with the provisions of Section 11.4 hereof and subject to Section 3.1(h) of the Agreement.

                    SECTION 4A.2. Daily Reports. The Master Servicer shall provide the Agent and the Trustee with a Daily Report in accordance with subsection 4.2(a) of the Servicing Agreement. The Agent shall make copies of the Daily Report available to the Purchasers at their reasonable request at the Agent's office in The City of New York.

                    SECTION 4A.3. Statements and Notices. (a) Monthly Settlement Statements. On each Settlement Report Date, the Master Servicer shall deliver to the Trustee and the Agent a Monthly Settlement Statement. The Agent shall forward a copy of each Monthly Settlement Statement to any Purchaser upon request by such Purchaser.

                    (b) Annual Certificateholders' Tax Statement. On or before April 1 of each calendar year (or such earlier date as required by applicable law), beginning with calendar year 1996, the Company on behalf of the Trustee shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Purchaser, a statement prepared by the Company containing the aggregate amount distributed to such Person for such calendar year or the applicable portion thereof during which such Person was a Purchaser, together with such other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as the Company deems necessary or desirable to enable the Purchasers to prepare their tax returns. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Trustee or the Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                    (c) Early Amortization Event Notices. Upon the occurrence of an Early Amortization Event with respect to Series 2, the Company or the Master Servicer, as the case may be, shall give prompt written notice thereof to the Trustee and the Agent. The Agent shall give notice to each Purchaser. In addition, on the Business Day preceding each day on which a distribution of principal is to be made during the VFC Amortization Period, the Master Servicer shall direct the Agent to send notice to each Purchaser, which notice shall set forth the amount of principal to be distributed on the related date to the Purchasers with respect to the outstanding VFC Certificates.


                                      ARTICLE V

                         ADDITIONAL EARLY AMORTIZATION EVENTS

                    SECTION 5.1. Additional Early Amortization Events. If an "Early Amortization Event" shall occur with respect to the Series 1 Certificates under the Series 1 Supplement during the VFC Revolving Period, an "Early Amortization Event" also shall be deemed to have occurred hereunder with respect to the Series 2 Certificates. In addition, if any one of the events specified in
          Section 7.1 of the Agreement (after any grace periods or consents applicable thereto) or any one of the following events shall occur during the VFC Revolving Period:

                    (a) failure on the part of the Company to make any payment (i) in respect of interest owing on any VFC Certificates or the Commitment Fee within two Business Days of the date such interest or Commitment Fee is due or (ii) in respect of any other amounts owing by the Company under any Pooling and Servicing Agreement to or for the benefit of the Purchasers within five Business Days of the date such other amount is due;

                    (b) failure on the part of the Company duly to observe or perform in any material respect any covenants or agreements of the Company set forth in any Pooling and Servicing Agreement or the other Transaction Documents which continues unremedied until 30 days after the earlier of (i) the date any Responsible Officer of the Company obtains actual knowledge of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or the Company and the Trustee by the Agent or Purchasers evidencing 25% or more of the VFC Invested Amount;

                    (c) any representation or warranty made by the Company in any Pooling and Servicing Agreement shall prove to have been incorrect in any material respect when made or when deemed made which continues to be incorrect until 30 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given by the Trustee to the Company or the Company and the Trustee by Purchasers evidencing 25% or more of the VFC Invested Amount and as a result of such incorrectness, the interests, rights or remedies of the Purchasers have been materially and adversely affected; provided, however, that no event under
               Section 5.1 herein or Section 7.1 of the Agreement with respect to the Series 2 Certificates shall not be deemed to have occurred under this paragraph if the incorrectness of such representation or warranty gives rise to an obligation to repurchase the related Receivables and the Company has repurchased the related Receivable or all such Receivables, if applicable, in accordance with the provisions of the Pooling and Servicing Agreements within ten Business Days of when the Company was obligated to do so;

                    (d) as of the end of any Settlement Period, the three month rolling average of the Dilution Ratio shall exceed 5.0%;

                    (e) as of the end of any Settlement Period, the three month rolling average of the ratio, expressed as a percentage, for each such Settlement Period of (i) the Principal Amount of the Primary Auto Receivables and Additional Series 2 Receivables that are between 61-90 days past due as of the last day of such Settlement Period to
               (ii) the aggregate Principal Amount of the outstanding Primary Auto Receivables and Additional Series 2 Receivables on such day, shall exceed 3.0%;

                    (f) as of the end of any Settlement Period, the three month rolling average of the ratio, expressed as a percentage, for each such Settlement Period of (i) the Principal Amount of the Primary Auto Receivables and Additional Series 2 Receivables that have become 91-120 days past due as of the last day of such Settlement Period to
               (ii) the aggregate Principal Amount of the outstanding Primary Auto Receivables and Additional Series 2 Receivables on such day, shall exceed 2.25%;

                    (g) an Event of Default (as defined in the Credit Agreement) shall have occurred pursuant to Article VII of the Credit Agreement and the effect of which Event of Default is to cause the Loans (as defined in the Credit Agreement) then outstanding to be due and payable prior to their stated maturity;

                    (h) an Event of Default (as defined in the Credit Agreement) shall have occurred (i) pursuant to clause (b) or
               (c) of Article VII of the Credit Agreement or (ii) as a result of the failure by Holdings, any Restricted Subsidiary or any Significant Subsidiary (each as defined in the Credit Agreement as in effect on the date hereof) to pay any principal or interest due in respect of (A) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (B) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument or (C) all obligations of such person in respect of bankers' acceptances issued or created for the account of such person, having (in the case of (A), (B) or (C)) an aggregate principal or notional amount of $15,000,000 or more, when and as the same shall become due and payable, after giving effect to any applicable grace period;

                    (i)  the Trustee shall be appointed, pursuant to
               Section 6.2 of the Servicing Agreement, as Master Servicer to liquidate the Receivables and the Related Property;

                    (j) the Series 2 Allocated Receivables Amount shall be less than the VFC Target Receivables Amount for a period of five consecutive Business Days;

                    (k) a Servicer Default with respect to the Master Servicer shall have occurred and be continuing;

                    (l) any of the Agreement, the Servicing Agreement, this Supplement, the Series 1 Supplement or the Receivables Sale Agreement shall cease, for any reason, to be in full force and effect, or the Company, a Seller or the Master Servicer shall so assert in writing; or

                    (m) failure on the part of the Company to make any payment in respect of interest owing on any Series 1 Certificate or in respect of any other amounts owing by the Company under any Pooling and Servicing Agreement to or for the benefit of the holders of the Series 1 Certificates, which failure continues unremedied for a period of 60 days, and an "Early Amortization Event" with respect to Series 1 has not been declared by the Trustee; or

                    (n) the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall file a notice of lien with regard to the assets of Collins & Aikman Corporation, the Company, the Trust or any of the Sellers and 30 days shall have elapsed without such notice having been effectively withdrawn or such lien having been released or discharged;

          then, in the case of any event described above, after the applicable grace periods (if any) set forth in such subsections, the Trustee may, and at the written direction of the Majority Purchasers shall, by written notice then given to the Company and the Master Servicer, declare that a "Separate VFC Amortization Event" has occurred with respect to the Series 2 Certificates as of the date of such notice and that the VFC Amortization Period has commenced. A Separate VFC Amortization Event also shall constitute an Early Amortization Event with respect to Series 2.

                    Notwithstanding the foregoing, a delay in or failure in performance referred to in clause (a) above for a period of five Business Days after the applicable grace period, or in clause (b) above for a period of 30 Business Days after the applicable grace period, will not constitute an Early Amortization Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Company and such delay or failure was caused by an act of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, flood, embargoes, weather, landslides, fire, earthquakes or similar causes. The Company will nevertheless be required to use its best efforts to perform its obligations in a timely manner in accordance with the terms of the Transaction Documents, and the Company shall promptly give the Trustee an Officer's Certificate notifying it of such failure or delay by it.


                                      ARTICLE VI

                                    SERVICING FEE

                    SECTION 6.1. Servicing Compensation. A monthly servicing fee (the "Series 2 Monthly Servicing Fee") shall be payable to the Master Servicer, on behalf of the Servicing Parties, on each Distribution Date for the Accrual Period then ending, in an amount equal to the product of (a) the Servicing Fee and (b) a fraction the numerator of which is the daily average Aggregate Commitment Amount for such Accrual Period and the denominator of which is the sum of (i) the daily average of the Invested Amounts for each Outstanding Series (other than Series 2) such Accrual Period and (ii) the daily average of the Aggregate Commitment Amount for such Accrual Period; provided, however, that if an Early Amortization Event has occurred and is continuing and C&A Products or any Affiliate thereof is acting as Master Servicer, (i) the Series 2 Monthly Servicing Fee shall be deposited into the Expense Account up to the amount of the Expense Account Limit for application in accordance with Section
          7.3 of the Agreement and (ii) thereafter, the Series 2 Monthly Servicing Fee shall be deferred until the VFC Invested Amount has been paid in full.

                                     ARTICLE VII

                               CHANGE IN CIRCUMSTANCES

                    SECTION 7.1.  Illegality.  (a)   Notwithstanding any
          other provision herein, if, after the Issuance Date, the adoption of or any change in any Requirement of Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall make it unlawful for any Purchaser to make or maintain its portion of the VFC Certificateholders' Interest in any Eurodollar Tranche and such Purchaser shall notify the Agent, the Trustee and the Company, then the portion of each Eurodollar Tranche applicable to such Purchaser shall thereafter be calculated by reference to the Alternate Base Rate. If any such change in the method of calculating interest occurs on a day which is not the last day of the Eurodollar Period with respect to any Eurodollar Tranche, the Company shall pay to the Agent for the account of such Purchaser the amounts, if any, as may be required pursuant to Section 7.4.

                    (b) For purposes of this Section 7.1, a notice to the Company by any Purchaser shall be effective as to each Eurodollar Tranche, if lawful, on the last day of the Eurodollar Period currently applicable to such Eurodollar Tranche; in all other cases such notice shall be effective on the date of receipt by the Company.

                    SECTION 7.2.  Requirements of Law.  (a)
          Notwithstanding any other provision herein, if after the Issuance Date any change in any Requirement of Law or in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Purchaser in respect of such Purchaser's portion of the VFC Certificateholders' Interest (other than (i) any Non-Excluded Taxes described in Section 7.3 and (ii) changes in respect of taxes imposed on the overall net income of such Purchaser by the jurisdiction in which such Purchaser has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by such Purchaser (except any such reserve requirement which is reflected in the Eurodollar Base Rate), or shall impose on any Purchaser any other condition affecting this Supplement or such Purchaser's Commitment hereunder, and the result of any of the foregoing is to increase the cost to such Purchaser of purchasing or maintaining its portion of the VFC Certificateholders' Interest by an amount which such Purchaser deems to be material, then the Company will pay to such Purchaser upon demand such additional amount or amounts as will compensate such Purchaser for such additional costs incurred or reduction suffered.

                    (b) If any Purchaser shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Purchaser (or any purchasing office of such Purchaser) or any Purchaser's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the Issuance Date by any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Purchaser's capital or on the capital of such Purchaser's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Purchaser or such Purchaser's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Purchaser's policies and the policies of such Purchaser's holding company with respect to capital adequacy) by an amount deemed by such Purchaser to be material, then from time to time, the Company shall promptly pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for any such reduction suffered.

                    (c) A certificate of each Purchaser setting forth such amount or amounts as shall be necessary to compensate such Purchaser or its holding company as specified in subsections 7.2(a) and (b) above, as the case may be, shall be delivered to the Company and the Master Servicer through the Agent and shall be conclusive absent manifest error. The Company shall pay each Purchaser the amount shown as due on any such certificate delivered by it on the Distribution Date subsequent to such notification.

                    (d) In the event any Purchaser delivers a notice pursuant to subsection 7.2(e) below, the Company may require, at the Company's expense and subject to Section 7.4, such Purchaser to assign, upon payment of such Purchaser's VFC Invested Amount plus accrued interest and fees payable hereunder, without recourse (in accordance with Section 11.10), all of its interests, rights and obligations hereunder (including all of its Commitment and the VFC Certificateholders' Interest at the time held by it) to a financial institution specified by the Company, provided that (i) such assignment shall not conflict with or violate any Requirement of Law of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Agent, which consent shall not unreasonably be withheld, to such assignment and (iii) the Company shall have paid to the assigning Purchaser all monies accrued and owing hereunder to it (including pursuant to this Section 7.2).

                    (e) Promptly after any Purchaser has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 7.2, such Purchaser will notify the Company thereof. Failure on the part of any Purchaser so to notify the Company or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Purchaser's right to demand compensation with respect to such period or any other period; provided that the Company shall not be under any obligation under subsections 7.2(a) or (b) with respect to any increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Purchaser knew or could reasonably have been expected to be aware of circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided, further, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 7.2 shall be available to each Purchaser regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                    SECTION 7.3. Taxes. (a) All payments made by the Company under this Supplement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Purchaser as a result of a present or former connection between the Agent or such Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Supplement) and (ii) any United States withholding taxes payable with respect to payments under this Supplement under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the date such Purchaser or a Participant became a party to this Supplement. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Purchaser hereunder, the amounts so payable to the Agent or such Purchaser shall be increased to the extent necessary to yield to the Agent or such Purchaser (after payment of all Non-Excluded

          Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Supplement; provided, however, that the Company shall not be required to increase any such amounts payable to any Purchaser that is not organized under the laws of the United States of America or a state thereof if such Purchaser fails to comply with the requirements of subsection 7.3(b). Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Purchaser, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Purchasers for any incremental taxes, interest or penalties that may become payable by the Agent or any Purchaser as a result of any such failure.

                    (b) Each Purchaser that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the Issuance Date (or if such Purchaser is not an Initial Purchaser, prior to or at the time such Purchaser becomes a "Purchaser" hereunder) it shall:

                         (i) deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                        (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                       (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent;

          unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser so advises the Company and the Agent. Such Purchaser shall certify (to the extent permitted by law) (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Supplement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Purchaser or a Participant pursuant to Section 11.10 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Purchaser from which the related participation shall have been purchased.

                    (c) No increased amount on account of Non-Excluded Taxes shall be payable pursuant to this Section 7.3 to any Purchaser to the extent such Non-Excluded Taxes would not have been payable if such Purchaser had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with subsection 7.3(b).

                    (d) Each Purchaser shall furnish the Agent, and the Agent shall furnish the Company (to the extent received from the Purchasers), with information necessary to enable the Company to comply with United States federal income tax information reporting requirements regarding payments of interest received by Purchasers under this Supplement.

                    (e) Upon the occurrence of any event requiring Non-Excluded Taxes to be withheld from any amounts payable to any Purchaser hereunder, each Purchaser whose Commitment hereunder is affected by such event shall transfer its Commitment to another branch office (or, if such Purchaser so elects, to an Affiliate) of such Purchaser; provided that such transfer shall be made only if such Purchaser shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that, on the basis of existing circumstances, such transfer will avoid or reduce the amount of Non-Excluded Taxes withheld resulting from such event and will not result in any additional costs, liabilities or expenses to such Purchaser (unless the Company agrees to pay such additional costs, liabilities or expenses of such Purchaser).

                    SECTION 7.4. Indemnity. The Company and the Master Servicer jointly and severally agree to indemnify each Purchaser and to hold each Purchaser harmless from any loss or expense which such Purchaser may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of a Eurodollar Tranche after the Company has given irrevocable notice requesting the same in accordance with the provisions of this Supplement, (b) default by the Company in making any prepayment after the Company has given irrevocable notice thereof in accordance with the provisions of this Supplement or (c) the making of a prepayment of a Eurodollar

          Tranche prior to the termination of the Eurodollar Period for such Eurodollar Tranche. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Eurodollar Period (or, in the case of a failure to borrow, convert or continue, the Eurodollar Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Tranche provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Purchaser) which would have accrued to such Purchaser on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Purchaser to the Company and the Master Servicer shall be conclusive absent manifest error.

                    SECTION 7.5. Limitation. The obligations of the Company under this Article VII shall be limited by Section 11.16.


                                     ARTICLE VIII

                      COVENANTS, REPRESENTATIONS AND WARRANTIES

                    SECTION 8.1. Representations and Warranties of the Company and the Master Servicer. The Company and the Master Servicer each hereby represents and warrants to the Trustee, the Agent and each of the Purchasers that each and every of their respective representations and warranties contained in the Agreement is true and correct in all material respects as of the Issuance Date and as of the date of each Increase.

                    SECTION 8.2. Covenants of the Company. The Company hereby agrees that:

                    (a) it shall observe in all material respects each and every of its respective covenants (both affirmative and negative) contained in the Agreement, the Servicing Agreement, this Supplement and all other Transaction Documents to which it is a party;

                    (b) it shall not terminate the Agreement unless in strict compliance with the terms of the Agreement; and

                    (c) it shall afford the Agent or any representative of the Agent access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice, for purposes of inspection and shall permit the Agent or any representative of the Agent to visit any of its offices or properties during regular business hours and as often as may reasonably be desired according to the Company's normal security and confidentiality requirements and to discuss the business, operations, properties, financial and other conditions of the Company with its officers and employees and with its independent certified public accountants; provided that the Agent shall notify the Company prior to any contact with such accountants and shall give the Company the opportunity to participate in such discussions.

                    SECTION 8.3. Covenants of the Master Servicer. The Master Servicer hereby agrees that:

                    (a) it shall observe in all material respects each and every of its respective covenants (both affirmative and negative) contained in the Agreement, the Servicing Agreement, this Supplement and all other Transaction Documents to which it is a party;

                    (b) subject to any applicable limitation under the related Supplement of any other Outstanding Series, it shall not (i) amend, supplement or otherwise modify any Receivable which will result in a material adverse effect on the interest of the Purchasers in the Receivables transferred to the Trust and in the Collections in respect thereof without the consent of the Majority Purchasers or (ii) terminate the Agreement unless in strict compliance with the terms of the Agreement;

                    (c) it shall provide to the Agent, simultaneously with delivery to the Trustee or the Rating Agencies, all reports, notices, certificates, statements and other documents required to be delivered to the Trustee or the Rating Agencies pursuant to the Agreement, the Servicing Agreement and the other Transaction Documents and furnish to the Agent promptly after receipt thereof a copy of each material notice, material demand or other material communication (excluding routine communications) received by or on behalf of the Company or the Master Servicer with respect to the Transaction Documents;

                    (d) it shall afford the Agent or any representative of the Agent access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice, for purposes of inspection and shall permit the Agent or any representative of the Agent to visit any of its offices or properties during regular business hours and as often as may reasonably be desired according to the Master Servicer's normal security and confidentiality requirements and to discuss the business, operations, properties, financial and other conditions of the Master Servicer with its officers and employees and with its independent certified public accountants; provided that the Agent shall notify the Master Servicer prior to any contact with such accountants and shall give the Master Servicer (if C&A Products) the opportunity to participate in such discussions; and

                    (e) it shall provide notice to the Agent of the appointment of a Successor Servicer pursuant to Section 6.2 of the Servicing Agreement.

                    SECTION 8.4. Obligations Unaffected. The obligations of the Company and the Master Servicer to the Agent and the Purchasers under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

                    SECTION 8.5. Representations and Warranties of the Initial Purchasers. Each Initial Purchaser represents, warrants and covenants to the Company, as of the Issuance Date, that:

                    (a) Such Initial Purchaser acknowledges that the VFC Certificates have not been and will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act, and have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, and may not be resold or otherwise transferred unless so registered or qualified or unless any exemption from such requirements is available.

                    (b) Such Initial Purchaser is purchasing the VFC Certificates in the ordinary course of its business and for investment only solely for its own account or accounts for which it exercises sole investment discretion and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof.

                    (c) Such Initial Purchaser is an institutional investor that is an "Accredited Investor" (as defined under Rule 501(a) of the Securities Act) or, if the VFC Certificates are to be purchased for one or more institutional accounts ("investor accounts) for which it is acting as a fiduciary or agent, each such investor account is an institutional investor that is an Accredited Investor.

                    (d) Such Initial Purchaser invests in or has such knowledge and experience in business and financial matters and with respect to investments in securities so as to enable it to understand and evaluate the risks of such investments and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

                    (e) Such Initial Purchaser has been afforded access to information (including the financial condition) about the Company, C&A Products and the Sellers to enable such Initial Purchaser to evaluate its investment in the VFC Certificates and acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company, C&A Products or Persons acting on its behalf concerning the terms and conditions of the offering of the VFC Certificates and the merits and risks of investing in the VFC Certificates, (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the Information and (iii) to review the filings of Collins & Aikman Corporation with the Securities and Exchange Commission and all of the public disclosure of Collins & Aikman Corporation.

                    (f) Such Initial Purchaser acknowledges that it is the expressed intent of the Company that the VFC Certificates are being issued only in transactions not involving any public offering within the meaning of the Securities Act and that the Certificates will bear a legend substantially as set forth in the form of the VFC Certificates included in this Supplement and will be subject to certain limitations on transfer and exchange specified in the Pooling Agreement, this Supplement and the other Transaction Documents.


                                      ARTICLE IX

                                 CONDITIONS PRECEDENT

                    SECTION 9.1. Conditions Precedent to Effectiveness of Supplement. This Supplement will become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

                    (a) Documents. The Agent shall have received an original executed copy for each Purchaser, each executed and delivered in form and substance satisfactory to the Agent, of (i) the Agreement executed by a duly authorized officer of each of the Company, the Master Servicer and the Trustee,
               (ii) this Supplement executed by a duly authorized officer of each of the Company, the Master Servicer, the Trustee, the Agent and the Initial Purchasers and (iii) the other Transaction Documents duly executed by the parties thereto.

                    (b) Corporate Documents; Corporate Proceedings of the Company and Master Servicer. The Agent shall have received, with a copy for each Purchaser, from the Company, each Seller and the Master Servicer

                         (i) a copy of the certificate or articles of incorporation or the articles of amalgamation, as the case may be, including all amendments thereto, and all other constituting documents (if any), of such Person, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or jurisdiction of amalgamation thereof, as the case may be, and a certificate of compliance, of status or of good standing, as and to the extent applicable, of each such Person as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction;

                        (ii) a certificate of the Secretary or Assistant Secretary of such Person dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person, as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of the resolutions in form and substance reasonably satisfactory to the Agent, of the Board of Directors of such Person authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, (C) that the certificate or articles of incorporation or the articles of amalgamation, as the case may be, of such Person has not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Transaction Documents or any other document delivered in connection herewith or therewith on behalf of such Person; and

                       (iii) a certificate of another officer as the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

                    (c) Good Standing Certificates. The Agent shall have received copies of certificates of compliance, of status or of good standing, dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, with respect to the Company, the Master Servicer and each Seller, in each State and Province where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company, the Master Servicer or a Seller, as the case may be, and with respect to each Seller the Obligors of which are located in Canada, of each Province in which an Obligor is situated if such Seller's registration as an extra-provincial corporation in such Province is required as a condition precedent to the effectiveness or enforceability of the Company's ownership interest in the Receivables or Related Property sold pursuant to the Receivables Sale Agreement.

                    (d) Consents, Licenses, Approvals, Etc. The Agent shall have received, with a counterpart for each Purchaser, certificates dated the date hereof of the President, Vice Chairman, Chief Financial Officer or any Vice President of the Company, the Master Servicer and each Seller either
               (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Company, the Master Servicer or any Seller, as the case may be, of this Supplement or the Receivables Sale Agreement, as the case may be, and the validity and enforceability of this Supplement and the Agreement against the Company and the Master Servicer and the Receivables Sale Agreement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required, except those that may be required under state securities or "blue sky" laws.

                    (e) Filings, Registrations and Recordings. Any documents (including, without limitation, financing statements) required to be filed in order (i) to perfect the sale of the Receivables by any Seller to the Company pursuant to the Receivables Sale Agreement and (ii) to create, in favor of the Trustee, a perfected ownership/security interest in the Trust Assets under the Agreement with respect to which an ownership/security interest may be perfected by a filing under the UCC or other comparable statute shall, in each case, have been properly prepared and executed for immediate filing in each office in each jurisdiction listed in the Agreement or the Receivables Sale Agreement, as the case may be, and such filings are the only filings required in order to perfect the sale of the Receivables to the Company under the Receivables Sale Agreement or to the Trust, under the Agreement, as the case may be, in the jurisdictions listed therein, except with respect to the Canadian Seller which shall make all such necessary filings not later than ten Business Days after the date hereof. The Agent shall have received evidence reasonably satisfactory to it of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                    (f) Lien Searches. The Agent shall have received the results of a recent search by a Person satisfactory to the Agent, of UCC and other filings with respect to the Company and such other parties as it deems necessary.

                    (g)  Legal Opinions.  The Agent shall have received,
               (i) with a counterpart for each Purchaser and the Trustee, legal opinions of Stroock & Stroock & Lavan, special counsel to the Company and the Master Servicer, and Stikeman, Elliott, special Canadian counsel to the Company and the Master Servicer, dated the Issuance Date, as to corporate, tax, bankruptcy, perfection and other matters in form and substance acceptable to the Agent and its counsel and (ii) with a counterpart for each Purchaser and the Company, a legal opinion of counsel acceptable to the Agent and its counsel in each jurisdiction where the chief executive office of any Seller is located, dated the Issuance Date, in form and substance satisfactory to the Agent.

                    (h) Interest Rate Certificate. The Trustee shall have received from the Agent a certificate stating the Alternate Base Rate in effect on the Issuance Date.


                                      ARTICLE X

                                      THE AGENT

                    SECTION 10.1. Appointment, Rights and Duties of the Agent. Each Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Purchaser under this Supplement and each such Purchaser hereby irrevocably authorizes the Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of this Supplement and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Supplement, together with such other powers as are reasonably incidental thereto including, but not limited to, the signing by the Agent as agent for the Purchasers of any financing statements related to the Receivables. Notwithstanding any provision to the contrary in this Supplement, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Supplement, nor any fiduciary relationship with any Purchaser (except as Agent), the Company or the Master Servicer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplement or otherwise be deemed to exist against the Agent.

                    SECTION 10.2. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company or the Master Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                    SECTION 10.3. Liability of the Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Purchasers or (b) in the absence of its own negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Agreement or this Supplement; (ii) the performance or observance of any of the covenants or agreements of the Company or the Master Servicer; (iii) the satisfaction of any condition specified in Article IX, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Supplement, the Agreement or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                    SECTION 10.4. Indemnification. Each Purchaser shall, ratably in accordance with its VFC Invested Amount, indemnify the Agent (to the extent not reimbursed by the Company or the Master Servicer, but without limiting the obligations of the Company and the Master Servicer under Section 2.10 hereof) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Supplement or any action taken or omitted by the Agent hereunder.

                    SECTION 10.5. Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Supplement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Supplement.

                    SECTION 10.6. Reliance by the Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Purchasers and counsel to the Company or the Master Servicer), independent accountants and other experts selected by such Agent, as the case may be. The obligations of the Agent are only those expressly set forth herein. The Agent shall be fully justified in failing or refusing to take any action under this Supplement unless it shall first receive such advice or concurrence of the Required Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense (other than such liability or expense arising from such Agent's own gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all successors and assigns of the Purchasers.

                    SECTION 10.7. Notice of Servicer Default or Early Amortization Event. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Servicer Default with respect to the Master Servicer or any Early Amortization Event hereunder unless the Agent has received notice from a Purchaser, the Company or the Master Servicer referring to the Agreement or this Supplement, describing such Servicer Default or Early Amortization Event and stating that such notice is a "notice of a Servicer Default with respect to the Master Servicer" or a "notice of an Early Amortization Event", as the case may be. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Purchasers, the Trustee, the Company and the Master Servicer. The Agent shall take such action with respect to such Servicer Default or Early Amortization Event as shall be reasonably directed by the Required Purchasers, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Servicer Default or Early Amortization Event as it shall deem advisable in the best interests of the Purchasers.

                    SECTION 10.8. The Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, the Master Servicer or any of their Affiliates as though such Agent were not an Agent. With respect to any VFC Certificate, the Agent may from time to time hold the same and the Agent shall have the same rights and powers under this Supplement as any Purchaser and may exercise the same as if it were not the Agent, and the term "Purchaser" and "Purchasers" shall include the Agent in its individual capacity.

                    SECTION 10.9. Successor Agent. (a) Societe Generale may assign all or a portion of its rights and obligations as Agent at any time to an Affiliate of Societe Generale or an Eligible Institution acceptable to the Company and the Master Servicer. Any such assignee shall be entitled to all the benefits and protection afforded the Agent pursuant to this
          Article X. Any such assignment shall become effective upon Societe Generale's giving notice of such assignment to the Company, the Master Servicer and the Purchasers.

                    (b) The Agent may resign as Agent upon 10 days' notice to the Purchasers and the Trustee and pursuant to the following sentence. The Agent's resignation shall not become effective until a successor is approved pursuant hereto. If the Agent shall give notice to the Purchasers, Trustee and the Company of its intention to resign as Agent under this Agreement, then the Required Purchasers shall appoint a successor agent for the Purchasers which successor agent shall be approved by the Company and the Master Servicer, which approval shall not be unreasonably withheld; provided that if the Required Purchasers shall not have appointed, or the Required Purchasers shall have appointed but the Company and the Master Servicer shall not have approved, any such successor agent within 60 days of the original notice given by the Agent of its intention to resign, then the Agent may appoint a successor agent for the Purchasers, subject to the approval of the Required Purchasers and, provided that no Early Amortization Event has occurred and is continuing, the Company and the Master Servicer, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, if the Required Purchasers, the Company and the Master Servicer determine in good faith that the Agent has carried out its duties in a manner characterized by gross negligence or willful misconduct, then the Required Purchasers, the Company and the Master Servicer may appoint a successor agent. Upon any appointment pursuant to the two preceding sentences, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this

                Supplement or any of their successors and assigns.  After any retiring Agent's resignation or dismissal hereunder as Agent, the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Supplement.


                                      ARTICLE XI

                                    MISCELLANEOUS

                    SECTION 11.1.  Ratification of Agreement.  As
          supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

                    SECTION 11.2. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    SECTION 11.3. Further Assurances. Each of the Company, the Master Servicer and the Trustee agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Agent or Required Purchasers more fully to effect the purposes of this Supplement and the sale of the VFC Certificates hereunder, including, without limitation, in the case of the Company and the Master Servicer, the execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Receivables and the other Trust Assets for filing or registration under the provisions of the UCC or other comparable statute of any applicable jurisdiction or under the laws of any province of Canada.

                    SECTION 11.4. Payments. Each payment to be made hereunder shall be made on the required payment date in lawful money of the United States and in immediately available funds, if to the Purchasers, at the office of the Agent set forth below its signature hereto. On each Distribution Date, the Agent shall remit in like funds to each Purchaser its applicable pro rata share (based on each such Purchaser's VFC Invested Amount) of each such payment received by the Agent for the account of the Purchasers.

                    SECTION 11.5. Costs and Expenses. The Company and the Master Servicer jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, reasonable fees and disbursements of one counsel to the Agent) in connection with (i) the preparation, execution and

                delivery of this Supplement, the Agreement and the other
          Transaction Documents and amendments or waivers of any such documents and (ii) the enforcement by the Agent of the obligations and liabilities of the Company and the Master Servicer under the Agreement, this Supplement or any related document.

                    SECTION 11.6. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, the Agent or any Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                    SECTION 11.7.  Amendments. (a) Subject to subsection
          (c) of this Section 11.7, this Supplement may be amended in writing from time to time by the Master Servicer, the Company and the Trustee, with the consent of the Agent but without the consent of any holder of any outstanding VFC Certificate, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or to add any other provisions to or changing in any manner or eliminating any of the provisions with respect to matters or questions raised under this Supplement which shall not be inconsistent with the provisions of any Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any VFC Certificateholder. The Trustee may, but shall not be obligated to, enter into any such amendment pursuant to this paragraph or paragraph (b) below which affects the Trustee's rights, duties or immunities under any Pooling and Servicing Agreement or otherwise.

                    (b) Subject to subsection (c) of this Section 11.7, this Supplement may also be amended in writing from time to time by the Master Servicer, the Company and the Trustee with the written consent of the Required Purchasers for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplement or of modifying in any manner the rights of the VFC Certificateholders; provided, however, that no such amendment shall, unless signed or consented to in writing by all Purchasers, (i) extend the time for payment, or reduce the amount, of any amount of money payable to or for the account of any Purchaser under any provision of this Supplement (including, without limitation, Articles II, III and
          VII), (ii) subject any Purchaser to any additional obligation (including, without limitation, any change in the determination

                of any amount payable by any Purchaser) or (iii) change the
          Aggregate Commitment Amount or the number of Purchasers which shall be required for any action under this subsection or any other provision of this Supplement.

                    (c) Any amendment hereof can be effected without the Agent being a party thereto; provided, however, that no such amendment, modification or waiver of this Supplement that affects rights or duties of the Agent shall be effective unless the Agent shall have given its prior written consent thereto.

                    (d) Notwithstanding the foregoing, no amendment to subsection 2.2(d) or Sections 11.16 or 11.18 or the definition of VFC Percentage of this Supplement may be effected without satisfying the Rating Agency Condition.

                    SECTION 11.8. Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

                    SECTION 11.9. Notices. All notices, requests and demands to or upon any party hereto to be effective shall be given in the manner set forth, in the case of the Company, the Master Servicer and the Trustee, in Section 10.5 of the Pooling Agreement, and in the case of any other party, in writing delivered by hand or by facsimile and shall be deemed to have been duly given, in the case of notice by facsimile, when telecopied to the number set forth below its signature hereto, or, in the case of notice by hand, if personally delivered at its address set forth below its signature hereto or to such other telecopier number or address as may be hereafter notified by it to the other parties hereto.

                    SECTION 11.10. Successors and Assigns. (a) This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Supplement without the prior written consent of the Purchasers.

                    (b) Any Purchaser may, upon the satisfaction of all applicable requirements under Section 5.3 of the Agreement, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities ("Participants") participations in its VFC Certificate and its rights hereunder pursuant to documentation in form and substance satisfactory to such Purchaser and the Participant. In the event of any such sale by a Purchaser to a Participant, such Purchaser's obligations under this Supplement shall remain unchanged and such Purchaser shall

                remain solely responsible for the performance thereof.  The
          Company agrees that each Purchaser is entitled, in its own name, to enforce for the benefit of, or as agent for, any Participant any and all rights, claims and interest of such Participant in respect of the Trust and the Company's obligations under this Supplement. A Participant shall have the right to receive
          Article VII Costs but only to the extent that the related selling Purchaser would have had such right absent the sale of the related participation.

                    (c) Any Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell or assign all or any part of its rights and obligations under this Supplement and the VFC Certificate to (i) its Affiliates and to any other Purchaser and, (ii) upon prior written notice to the Agent, one or more banks or other entities (an "Acquiring Purchaser"), in each case pursuant to a commitment transfer supplement, substantially in the form of Exhibit D, (the "Commitment Transfer Supplement"), executed by such Acquiring Purchaser, such assigning Purchaser and the Agent (and, in the case of an Acquiring Purchaser that is not then an existing Purchaser or an Affiliate thereof, by the Company and the Master Servicer), and delivered to the Agent for its acceptance and recording in the Register. Notwithstanding the foregoing, no Purchaser shall so sell its rights hereunder without the prior written consent of the Company, which consent will not be unreasonably withheld. Upon such execution, delivery, acceptance and recording, from and after the Transfer Issuance Date determined pursuant to such Commitment Transfer Supplement, (x) the Acquiring Purchaser thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Purchaser hereunder with a Commitment as set forth therein and (y) the transferor Purchaser thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Supplement (including the Schedules attached hereto) to the extent, and only to the extent, necessary to reflect the addition of such Acquiring Purchaser as a "Purchaser" and the resulting adjustment of Commitment percentages arising from the purchase by such Acquiring Purchaser of all or a portion of the rights and obligations of such transferor Purchaser under this Supplement and the VFC Certificates.

                    (d) The Agent shall maintain at its address referred to in Section 11.9 a copy of each Commitment Transfer Supplement delivered to it.

                    (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Purchaser and an Acquiring Purchaser (and, in the case of a Transferee that is not then an existing Purchaser or an affiliate thereof, by the Company and the Master Servicer), the Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Issuance Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Purchasers, the Master Servicer and the Company.

                    (f) The Company and the Master Servicer each authorizes each Purchaser to disclose to any Participant or Acquiring Purchaser (each, a "Transferee") and any prospective Transferee any and all financial information in such Purchaser's possession concerning the Company, the Master Servicer or the Receivables which has been delivered to such Purchaser by the Company or the Master Servicer pursuant to this Supplement or which has been delivered to such Purchaser by or on behalf of the Company in connection with such Purchaser's credit evaluation of the Company, the Master Servicer, the Trust and the Trust Assets prior to becoming a party to this Supplement; provided, however, if any such information is subject to a confidentiality agreement between such Purchaser and the Company or the Master Servicer, the Transferee or prospective Transferee shall have agreed to be bound by the terms and conditions of such confidentiality agreement.

                    (g) If, pursuant to this subsection, any interest in this Supplement or the VFC Certificates is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Purchaser shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Purchaser (for the benefit of the transferor Purchaser, the Agent, the Company and the Master Servicer) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company, the Master Servicer or the transferor Purchaser with respect to any payments to be made to such Transferee in respect of the VFC Certificates, (ii) to furnish to the transferor Purchaser (and, in the case of any Acquiring Purchaser not registered in the Register, the Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Purchaser, the Agent, the Company and the Master Servicer) to provide the transferor Purchaser (and, in the case of any Acquiring Purchaser not registered in the Register, the Agent, the Company and the Master Servicer) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable

          U.S. laws and regulations with regard to such withholding tax exemption.

                    (h) Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any Purchaser hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Trust Assets to be regarded as plan assets pursuant to 29 C.F.R. (section mark) 2510.3-101, or require the Company or any Seller to file a registration statement with the Securities and Exchange Commission or to qualify the VFC Certificates under the "blue sky" laws of any state.

                    SECTION 11.11. Counterparts; Effectiveness. This Supplement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

                    SECTION 11.12. Adjustments; Set-off. (a) If any Purchaser (a "Benefitted Purchaser") shall at any time receive in respect of its VFC Invested Amount any distribution of principal, interest, Commitment Fees or other fees, or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise) in a greater proportion than any such distribution received by any other Purchaser, if any, in respect of such other Purchaser's VFC Invested Amount, or interest thereon, such Benefitted Purchaser shall purchase for cash from the other Purchasers such portion of each such other Purchaser's interest in the VFC Certificates, or shall provide such other Purchasers with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Purchaser to share the excess payment or benefits of such collateral or proceeds ratably with each of the Purchasers; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Purchaser, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Purchaser so purchasing a portion of the VFC Certificateholders' Interest may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Purchaser were the direct holder of such portion.

                    (b) In addition to any rights and remedies of the Purchasers provided by law, each Purchaser shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by

                applicable law, upon any amount becoming due and payable by the
          Company hereunder or under the VFC Certificates to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of the Company. Each
          Purchaser agrees promptly to notify the Company and the Agent after any such set-off and application made by such Purchaser; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                    SECTION 11.13. Repurchase by Master Servicer. Upon any repurchase of the VFC Certificates by the Master Servicer pursuant to Section 9.1 of the Agreement, the Master Servicer shall pay, in addition to the amounts set forth in Section 9.1 of the Agreement, any accrued and unpaid Article VII Costs and any accrued and unpaid Commitment Fees.

                    SECTION 11.14. Repurchase by Company. Upon any repurchase of the VFC Certificates by the Company pursuant to
          Section 2.6 or subsection 9.2(a), as the case may be, of the Agreement, the Company shall pay, in addition to the amounts set forth in Section 2.6 or subsection 9.2(a), as the case may be, of the Agreement, any accrued and unpaid Article VII Costs and any accrued and unpaid Commitment Fees.

                    SECTION 11.15. Limitation of Liability. It is expressly understood and agreed by the parties hereto that
          (a) this Supplement is executed and delivered by the trust department of Chemical Bank, in its capacity as Trustee, not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Chemical Bank, but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability of Chemical Bank, as Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Supplement and by any Person claiming by, through or under such parties; provided, however, that Chemical Bank, as Trustee, shall be liable in its individual capacity for its own willful misconduct or negligence and for any tax assessed against Chemical Bank, based on or measured by any fees, commission or compensation received by it for acting as Trustee and (d) under no circumstances shall Chemical Bank be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Supplement.

                    SECTION 11.16. Limitation of Payments By Company. Whenever any provision in the Transaction Documents permits or obligates the Company to make a payment in cash, failure to make such payment shall not constitute a breach by the Company giving rise to any actionable claim against the Company to the extent that the Company has insufficient funds to make such payments from amounts properly distributed to the Company pursuant to the Pooling Agreement and any Supplement. The foregoing sentence shall not in any manner limit the ability of the Company to increase the principal amounts outstanding under the Subordinated Notes and the Parent Note in accordance with the terms of the Receivables Sale Agreement. If the Company is required to make a payment under this Supplement but does not have sufficient amounts to make such a payment, C&A Products hereby agrees that it shall make all such payments.

                    SECTION 11.17. Certain Payments. To the extent that the Trustee, the Master Servicer or the Company makes a payment to the Agent or the Purchasers, or the Agent or the Purchasers receive any payment or proceeds with respect to any amount payable in connection with this Supplement, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent such payment or proceeds are set aside, the amount payable in connection with this Agreement or part or parts thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent or the Purchasers.

                    SECTION 11.18. No Bankruptcy Petition. Each Purchaser hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the last day of the VFC Amortization Period and (ii) the last day of the Series 1 Amortization Period, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.


                                     ARTICLE XII

                                 FINAL DISTRIBUTIONS

                    SECTION 12.1. Certain Distributions. (a) Not later than 2:00 p.m., New York City time, on the Distribution Date following the date on which the proceeds from the disposition of the Receivables are deposited into the Series 2 Non-Principal Collection Sub-subaccount and the Series 2 Principal Collection Sub-subaccount pursuant to subsection 7.2(b) of the Agreement, the Trustee shall distribute such amounts pursuant to Article III of this Supplement.

                    (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, any distribution made pursuant to this Section shall be deemed to be a final distribution pursuant to Section 9.3 of the Agreement with respect to the VFC
          Certificates.

                    IN WITNESS WHEREOF, the Company, the Master Servicer, the Trustee, the Agent and the Initial Purchasers have caused this Series 2 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                        CARCORP, INC.


                                        By: Anthony Hardwick
                                           ________________________________
                                           Name:  Anthony Hardwick
                                           Title: Vice President, Secretary
                                                  and Treasurer


                                        COLLINS & AIKMAN PRODUCTS CO.,
                                         as Master Servicer


                                        By: Anthony Hardwick
                                           __________________________________
                                           Name:  Anthony Hardwick
                                           Title: Vice President, Controller,
                                                  Acting Chief Financial
                                                  Officer and Assistant
                                                  Treasurer


                                        SOCIETE GENERALE, as Agent


                                        By: Martin J. Finan
                                           _______________________________
                                           Title:   Vice President
                                           Address: 303 Peachtree Street NE
                                                    Atlanta, Georgia  30308
                                           Telecopier: (404) 865-7419


                                        CHEMICAL BANK, not in its
                                          individual capacity but solely as
                                          Trustee

                                        By: Charles E. Dooley
                                           ________________________________
                                           Title:   Vice President


                                        SOCIETE GENERALE, as Initial Purchaser

                                        By: Martin J. Finan
                                           _______________________________
                                           Title:   Vice President
                                           Address: 303 Peachtree Street NE
                                                    Atlanta, Georgia  30308
                                           Telecopier: (404) 865-7419

                                                                 Schedule 1



                                     Commitments



              Purchaser                                     Commitment

          Societe Generale                                  $75,000,000

                                                                 Schedule 2



                                    Trust Accounts

                    The U.S. Dollar Collection Account has been established by and at Chemical Bank, account number 323-334466.


                    The U.S. Dollar Collection Account is for the account of Chemical Bank, as trustee for the C&A Master Trust.


                    The Canada/U.S. Dollar Collection Account has been established by and at Canadian Imperial Bank of Commerce, account number 04-46718.


                    The Canada/U.S. Dollar Collection Account is for the account of Chemical Bank, as trustee for the C&A Master Trust.


                    The Canada/Canadian Dollar Collection Account has been established by and at Canadian Imperial Bank of Commerce, account number 22-43318.


                    The Canada/Canadian Dollar Collection Account is for the account of Chemical Bank, as trustee for the C&A Master Trust.